QuickLinks -- Click here to rapidly navigate through this document

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.6

MANUFACTURING AGREEMENT

        This Manufacturing Agreement including the exhibits attached hereto (the "Agreement") is made on and as of the 20th day of May, 2002 ("Effective Date") by and between Dot Hill Systems Corporation, a Delaware corporation, with offices at 6305 El Camino Real, Carlsbad, California, 92009 (hereinafter "Dot Hill") and Solectron Corporation, a Delaware corporation, with offices at 847 Gibraltar Drive, Milpitas, CA 95035 and and its subsidiaries and affiliates, including but not limited to Solectron Technology Singapore Ltd., Solectron Technology Sdn Bhd, Solectron Netherlands BV and any other Offshore Business Headquarters ("OBHQs") (hereinafter "Supplier").

Background

        This Agreement governs Dot Hill's purchase of component parts, fabricated materials, and/or finished manufactured products from Supplier (each a "Product""). The general terms and conditions comprising the body of this Agreement sets forth the general terms for all Product purchases. A separate Product Supplement/Award Letter in the form of Attachment A-1 ("Award Letter") will be issued for each particular Product, setting forth any additional or special terms and conditions applying to that particular Product, such as prices, order quantities, and lead times, and any change to the general terms and conditions applying to that particular Product.

Agreement Components

        The parties agree to be bound by this Agreement, which consists of this signature page, the general terms and conditions and attachments following this signature page, any issued and accepted Award Letter (including any Award Letter Components) and the exhibits indicated below:

☒ Exhibit A (Electronic Data Interchange)

☒ Exhibit B (Customer Support Provisions)

☒ Exhibit C (Supplier's Quality Program)

☒ Exhibit C-1 (Customer Support Quality Requirements)

☒ Exhibit D (Demand Replenishment Program)

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives on the date(s) set forth below. Solectron Corporation hereby signs this

Agreement on behalf of itself and those Solectron subsdiaries and affiliates described in the introductory paragraph of this Agreement.

Dot Hill Systems Corporation	Supplier: Solectron Corporation
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

GENERAL TERMS AND CONDITIONS

1.    DEFINITIONS

        Solely for purposes of this Agreement, the following terms and their grammatical variations shall have the meanings set forth hereinafter.

        1.1  Award Letter shall mean that document executed by Dot Hill and Supplier that sets out the particular commitments of the parties with respect to prices and other terms relative to the purchase of specific Products pursuant to the terms and conditions of this Agreement. An Award Letter shall not constitute a commitment to purchase of any particular quantity of Products.

        1.2  Confidential Information shall mean information of a party, which information is conspicuously marked with "Confidential," or "Proprietary" or other similar legend. If Confidential Information is orally disclosed it shall be identified as such at the time of disclosure and a brief written non-confidential description of the information and confirmation of the confidential nature of the information shall be sent to the recipient within thirty (30) days after the disclosure. Quantities, and schedules shall be considered Confidential Information of Dot Hill hereunder regardless of whether disclosed orally or in writing, or whether or not marked "Confidential" or "Proprietary." Pricing of Products to Dot Hill shall be considered Confidential Information of both Dot Hill and Solectron regardless of whether disclosed orally or in writing, or whether or not marked "Confidential" or "Proprietary" and shall not be disclosed to any third party by either Dot Hill or Solectron. Confidential Information does not include information that: (a) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party, without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the receiving party from a third party, without an obligation to keep such information confidential; or (d) is independently developed by the receiving party without use of Confidential Information.

        1.3  Demand Replenishment Program shall mean the program agreed to by the parties which provides for Supplier-owned Product located at Supplier's facilities or Supplier-designated 3rd party hub locations to be delivered to Dot Hill designated location(s) within the timeframe(s) such Product is required by Dot Hill and which shall be provided to Supplier by means of a Demand Trigger.

        1.4  Demand Trigger shall mean the mechanism, whether written or by electronic means in a method agreed to by the parties, by which Dot Hill communicates to Supplier the required delivery timeframes, quantities, delivery locations, and delivery timeframes under a specified purchase order ("P.O"). If Products are subject to Demand Trigger, the frequency of releases will be specified in the Award Letter.

        1.5  Dot Hill Contractor(s) shall mean the party or parties authorized by Dot Hill in writing to purchase Products from Supplier but shall not include any competitor of Supplier.

        1.6  Dot Hill Intellectual Property Improvements shall mean all upgrades, enhancements, improvements or other derivatives of Dot Hill Intellectual Property which are made or acquired by Supplier or by Dot Hill.

        1.7  Dot Hill Intellectual Property shall mean the following items which are authored, conceived, created, developed or owned by Dot Hill (or licensed to Dot Hill with the right to grant licenses to third parties without the payment of royalties to Dot Hill's licensor): (i) all information, inventions, technology, technical documentation, designs (including circuit designs and the Dot Hill product specifications), materials and know-how; (ii) any patents, patent applications or copyrights pertaining to the foregoing; (iii) Dot Hill Confidential Information; (iv) Work Product and (v) Dot Hill Intellectual Property Improvements; provided that any intellectual property right that is independently conceived, created or developed prior to, or independent of any work performed under an Award Letter or other agreement and whether or not such intellectual property right is incorporated in any Work Product, shall remain the exclusive property of Supplier.

        1.8  Dot Hill-unique Turnkey Components shall mean those Turnkey Components which Supplier has purchased and is unable to mitigate under the provisions of this Agreement.

        1.9  Economic Order Quantity ("EOQ") shall mean a quantity of Dot Hill-unique Turnkey Components or Dot Hill-unique raw materials ordered by Supplier and used in the manufacture of the Product(s), pursuant to a written document with Dot Hill, as amended from time to time by the parties, that will allow Supplier to take advantage of cost savings and which quantity exceeds the normal quantity required to build Products for Dot Hill pursuant to Dot Hill's proposed delivery schedules.

        1.10 Long Lead Time Components ("LLTC") shall mean those Dot Hill-unique Turnkey Components used in the manufacture of the Products, whose lead times are longer than the Purchase Order lead time specified in the applicable Award Letter.

        1.11 Material Leadtime shall mean the number of days from placement of an order for raw materials to be used in a Product to the time of delivery of such raw materials to Supplier.

        1.12 Notice shall mean the giving of notice in the manner described in Section 12.2 below.

        1.13 Obsolete Inventory means inventory on hand and non-cancelable/non-returnable on order in excess of twelve (12) months demand as identified in either Purchase Orders or Forecasts.

        1.14 Pre-Production and/or Prototype shall mean Product which is fabricated prior to the beginning of production manufacturing and which may or may not be fully qualified and tested, as directed by Dot Hill. A Pre-Production and/or Prototype version of a Product includes a preliminary, unqualified version of a Product under development by Dot Hill that is not intended for resale.

        1.15 Product(s) shall mean those component parts, materials or finished goods manufactured by Supplier for Dot Hill and as more specifically described in the applicable Award Letter.

        1.16 Product Leadtime shall mean the number of hours or days from placement of a Purchase Order or Demand Trigger to the timeframe of delivery to the specified delivery location.

        1.17 Six (6) Month Excess Inventory means inventory on hand and non-cancelable/non-returnable on order that will be in excess of six (6) months of demand as identified in either Purchase Orders or Forecasts.

        1.18 Specifications shall mean the applicable product specifications/assembly drawings for the Products provided by Dot Hill to Supplier, as amended from time to time by Dot Hill in accordance with this Agreement, initially set out in the Award Letter.

        1.19 Sub-tier Supplier shall mean a supplier who provides material/components related to Products directly to Supplier.

        1.20 Supplier Guidelines shall mean Dot Hill's document which includes, without limitation, the areas of quality, qualification, compliance, connectivity, cost, supply and performance and may include Auto-Swap, Co-Planning, Demand Replenishment Certification, Direct Ship, Resident Supplier Program, Supplier Performance Management and other initiatives.

        1.21 Supplier Part shall mean a part or component that is: (a) manufactured by Supplier or any of its affiliates for Dot Hill or a third party; and (b) incorporated by Supplier or any of its affiliates into the Products.

        1.22 Turnkey Components shall mean those components purchased by Supplier for use in Products that are to be provided to Dot Hill within the Material Leadtimes initially set forth in Attachment B to the Award Letter and updated quarterly, and purchased only in accordance with Dot Hill's Approved Vendor Listing ("AVL"), as may be amended from time to time by Dot Hill.

        1.22 Three (3) Month Excess Inventory means inventory on hand and non-cancelable/non-returnable on order that will be in excess of three (3) months of demand as identified in either Purchase Orders or Forecasts.

        1.23 Upside Support shall mean the maximum percentage increase in the quantity of Product(s) that Dot Hill may purchase and Supplier shall sell, manufacture and ship to Dot Hill, without incurring additional charges, in excess of the quantities set out in Dot Hill's outstanding P.O.'s and/or forecast.

        1.24 Work Product is defined in Section 4.1 below.

2.    SCOPE OF AGREEMENT

        2.1    Master Agreement Structure.    These general terms and conditions cover the potential purchase by Dot Hill of various Products from Supplier, but do not by themselves constitute a purchase commitment by Dot Hill. Dot Hill will be committed to purchase Products only if and when both parties enter into both an Award Letter and a P.O. issued under that Award Letter. Any issued and accepted P.O. shall be subject to all the terms and conditions of the signature page, these general terms and conditions and attachments following the signature page, the applicable Award Letter(s) for the ordered Product(s) and the exhibits indicated on the signature page (the "Applicable Terms of this Agreement").

        2.2    Design and Development Work.    In the event Supplier performs any design or development work in connection with the manufacture and sale of any Product, the ownership, warranty and indemnity provisions of this Agreement shall apply to any and all resulting Work Product and deliverables and the intellectual property embodied or contained therein.

        2.3    Applicable Parties.

          2.3.1  This Agreement applies with respect to all current or future divisions, subsidiaries, locations and operations of Supplier, wherever those may be located, and which arelisted in an addendum to this Agreement. For the purposes of this Agreement, "control" means the legal or beneficial ownership of more than fifty percent (50%) of the voting securities of an entity.

          2.3.2  Dot Hill and all its current and future subsidiaries may issue P.O.'s for the purchase of Products pursuant to this Agreement.

          2.3.3  Upon written request of Dot Hill, Supplier agrees to sell Products to Dot Hill Contractors provided, however, that such Dot Hill Contractors [...***...] to Supplier and have credit that is acceptable to Supplier, which credit approval shall not be unreasonably withheld. Supplier shall enter into an agreement with Dot Hill Contractor(s) that extends substantially similar terms and conditions to Dot Hill Contractors as set forth in this Agreement and the corresponding sections of any Award Letter(s) with respect to pricing, payment terms, Product Leadtimes, on-time delivery, allocation, Upside, shipping point, rescheduling, cancellation, forecasting, warranties, indemnity, acceptance and Product quality and which agreement will include without limitation that (i) Dot Hill Contractor(s) shall have no right to purchase Products nor to purchase volumes in excess of Dot Hill's authorization. Supplier shall have the right to determine the creditworthiness of any Dot Hill Contractor prior to accepting or fulfilling any P.O. issued by any Dot Hill Contractor. All purchases made by Dot Hill Contractors shall be added to Dot Hill's cumulative volume of Products purchased for the purpose of determining any applicable volume discounts. Dot Hill shall be liable to pay only for Products ordered by and invoiced directly to Dot Hill and shall not be liable to pay for any Products ordered by Dot Hill Contractors.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        2.4    Tooling.    Dot Hill shall own all tooling and test programs for which it fully pays a mutually agreed upon non-recurring engineering (NRE) charge to Supplier. Additional terms and conditions related to such tooling may be set forth in a separate Tooling Agreement.

        2.5    Dedicated Personnel.    Supplier shall dedicate full time personnel to servicing the Dot Hill account. The resources to be dedicated to each project will be mutually agreed upon and specified in the applicable Award Letter.

3.    ENGAGEMENT PROCESS

        3.1    Product Supplement/Award Letters.    Supplier will provide manufacturing services and Products to Dot Hill, for the period set forth in each Award Letter (the "Minimum Manufacturing Services Period"), under the terms and conditions of this Agreement and the applicable Award Letter. From time to time Dot Hill may issue a request for quotation, request for proposal or otherwise initiate discussions regarding a potential Product. Supplier agrees to respond to such requests and engage in any follow-up discussions reasonably requested by Dot Hill. Unless otherwise agreed in writing, each party agrees to bear its own costs and expenses associated with such discussions without compensation or reimbursement from the other party. In the event that Dot Hill, at its sole discretion, believes that it may, at some time in the future, desire to purchase such a Product from Supplier, Dot Hill will issue and deliver to Supplier a negotiated Award Letter incorporating the terms and conditions governing any such purchase. Supplier shall review the Award Letter and, if it is acceptable, execute it. An Award Letter shall not constitute a commitment to purchase any Product from Supplier.

        3.2    Purchase Orders.    In the event that Dot Hill elects to purchase Products from Supplier, Dot Hill shall issue and deliver P.O.'s to Supplier. Supplier shall accept Dot Hill's P.O.'s to the extent that such P.O.'s are consistent with Dot Hill's then current forecast. The parties agree that P.O.'s may be issued and shall be deemed received in the manner provided in Exhibit A.

        3.3    Pricing.    The prices set forth in the Award Letter and P.O. shall be determined in accordance with the following principles:

          3.3.1    Product Pricing and Elements.    The initial pricing for the Products shall be set forth in the Award Letter. The itemized pricing elements of Products (including material, material mark up, labor and other value-added services and NRE) and estimates for the following six (6) quarters shall be provided by Supplier to Dot Hill on the Effective Date, and updated by Supplier and provided to Dot Hill on a quarterly basis, or more frequently if reasonably requested in writing by Dot Hill. In addition to providing to Dot Hill the price reductions which arise or result from the costs reductions in the last sentence of Section 3.3.3, Dot Hill may also elect on a rolling annual period basis (or such shorter period as may be mutually agreed by the parties) from the Effective Date of an Award Letter, and Supplier shall provide to Dot Hill, an additional reduction in pricing for Products through either:

          (a)  a Supplier-committed [...***...] price decrease as set forth in an Award Letter for Products manufactured during such period, or

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (b)  the cost reduction in the penultimate sentence of Section 3.3.3.

  Any Supplier-committed [...***...] price decrease under subsection (a) for a Product will be set forth in an Award Letter or Attachment thereto; if such Supplier-committed [...***...] price decrease is not set forth in an Award Letter or Attachment thereto, or Dot Hill fails to elect for the second or any succeeding annual period (or such shorter period as may be mutually agreed by the parties) from the Effective Date of an Award Letter as to which price reduction option it desires to implement before the commencement of such period, then the cost reduction methodology in subsection (b) shall apply for such applicable annual period (or such shorter period as may be mutually agreed) from the Effective Date of an Award Letter.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          3.3.2    Non-approved Charges.    Dot Hill shall not be liable to Supplier for any overtime charges, freight charges or component product price variances incurred by Supplier, its employees, agents or subcontractors or its Sub-tier Suppliers as the result of factors including, but not limited to, component purges and stop-shipments if the cause of the component purge or stop-shipment is attributable to Supplier. Notwithstanding the above, if the component purge or stop-shipment is the result of a Dot Hill design change or otherwise due to Supplier's conformance with Dot Hill's requirements, then Dot Hill will bear the replacement costs of scrapped or unusable components and materials and will reimburse Supplier for all other costs incurred. Supplier will use all commercially reasonable efforts to provide an estimate of costs to be incurred due to a component purge or stop-shipment to Dot Hill prior to the purge or stop-shipment.

          3.3.3    Cost Reductions.    Supplier will work actively to achieve cost reductions on all materials and processes (including costs associated with assembly and test) associated with Product. Supplier will provide to Dot Hill an anticipated [...***...] cost reduction profile on a quarterly basis. Supplier is encouraged to suggest to Dot Hill changes to materials/processes, however small, that will result in improved performance, reliability or yield of Products. Subject to the provisions of Section 3.3.1, Supplier will pass through the benefits of all cost reductions achieved as a result of the efforts of the Supplier one full quarter after their implementation for those units of inventory for which such cost reductions are implemented. Notwithstanding anything to the contrary in this Agreement, any cost reductions that are: (a) achieved through the efforts of Dot Hill, or (b) received by Supplier based on pricing that is established [...***...] or Dot Hill with any third parties for raw materials or components (including without limitation drives or controllers) that are to be included in the Products, shall be passed through by Supplier to Dot Hill for those units of Supplier inventory for which such cost reductions are implemented.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          3.3.4    Documentation.    Supplier agrees to make all supporting documentation available to Dot Hill regarding Supplier's costs (as specified in section 3.3.1 above) and prices for each Product at least [...***...] prior to the quarterly Product Cost Review ("PCR") cycle as described in the Supplier Guidelines. Such information shall be in a format to be mutually agreed upon by Dot Hill and Supplier and shall include costs that relate directly to this Agreement.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          3.3.5    Dot Hill Requested Changes.    Dot Hill may at any time make changes in the Product upon written notice to Supplier. This notification shall include documentation to effectively support an investigation of the impact of the engineering change. Supplier will undertake reasonable efforts to review the engineering change and provide initial evaluation to Dot Hill within [...***...]. Such changes may include changes to applicable drawings, designs or specifications; required method of shipment or packing; or place of delivery. If the change causes an increase or decrease in the cost or the time required by Supplier for performance of any P.O. issued under an Award Letter and Supplier so notifies Dot Hill in writing within [...***...] of Supplier's receipt of the change order notice, then, if Dot Hill still wishes such change to be made, the parties shall [...***...] or both. No claim by Supplier for such an adjustment will be valid unless asserted within [...***...] from the date of Supplier's receipt of the change order unless otherwise agreed. Any such change must be agreed upon by Dot Hill. In the event Dot Hill requests that a change be implemented prior to Supplier's evaluation of pricing and schedule impact, Supplier will undertake reasonable efforts to perform as directed and Dot Hill will be liable for all costs associated with such implementation, unless the change was required due to Supplier's failure to manufacture Product according to Specifications including excess and obsolete components.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          3.3.6    Packaging.    All prices must include packaging in accordance with Dot Hill's packaging specifications as provided to and agreed to by Supplier including without limitation those specifications set forth in Supplier Guidelines. Dot Hill encourages the use of reusable packaging to reduce waste and therefore cost to the Product.

          3.3.7    Labeling.    All Product pricing must include the costs of labeling in accordance with Dot Hill's labeling specifications (system level labels, FRU labels, packaging labels, Customer Information sheets, etc.) as provided to and agreed to by Supplier including without limitation those specifications set forth in Supplier Guidelines.

          3.3.8    Taxes, Duties and Tariffs.    Supplier shall pay all taxes and other related charges, imposed under any present or future law, whether now or hereafter in force, up to the delivery point as the result of, or in connection with, this Agreement or any purchase order issued thereunder.

        3.4    Payment Terms.    Payment (in U.S. dollars unless otherwise specified in the Award Letter) is due within thirty (30) days after the date of invoice ("Payment Due Date") which shall not be earlier than the date of delivery subject to continuing credit approval, unless Dot Hill disputes an invoice. Dot Hill shall not be required to pay the disputed portion of any invoice, pending resolution of that dispute; provided, however that notice of the dispute has been forwarded to Supplier prior to the Payment Due Date. Payment of an invoice does not constitute acceptance of Products. Upon prior written agreement by Supplier, which will not be unreasonably withheld, delayed or conditioned (i) invoices will be subject to adjustment for errors, shortages and/or rejected Products. Supplier will provide Dot Hill with a credit memo within thirty (30) days after Dot Hill's return of rightfully rejected Products ("Credit Payment Due Date"). The information on Supplier's invoices shall include, without limitation, the following: P.O. number, Dot Hill part number(s), quantities, unit value and settlement currency, and freight charges (if applicable), each stated separately. Invoices must be addressed to Dot Hill's Accounts Payable Department, 6305 El Camino Real, Carlsbad, California, 92009. With respect to all U.S. imports, the information provided on Supplier's invoice shall conform to the requirements specified in the U.S. Code and Code of Federal Regulations.

        3.5    Delivery/Title.

          3.5.1    Delivery Point.    Delivery shall be as set out in Exhibit D (Demand Replenishment) to this Agreement or as otherwise set forth in the Award Letter.

          3.5.2    Risk of Loss or Damage.    Supplier shall be responsible for any loss or damage to Products due to Supplier's failure to preserve, package or handle the Product in accordance with Dot Hill's specifications. Notwithstanding any prior inspection, Supplier will bear all risk of loss, damage or destruction to the ordered Products until delivery.

          3.5.3    Extraordinary Transportation for Late Deliveries.    If it should reasonably be expected that a shipment of Product(s) will not be delivered on the agreed delivery date, Supplier shall notify Dot Hill and, upon Dot Hill's request, Supplier shall, at Supplier's expense (provided that the expected late delivery is due to Supplier's fault), use any commercially reasonable means of transportation to deliver Product(s) at the earliest possible date.

          3.5.4    Delivery Performance.    If Supplier is unable to deliver the total quantity of Products ordered on the scheduled delivery date, Supplier shall notify Dot Hill promptly, and Dot Hill may, at its sole option, consent to partial delivery. If Dot Hill does not consent, Dot Hill may: (1) reschedule the delivery or (2) if such partial delivery is due to fault of Supplier and Dot Hill loses customer orders as a result of such delay, cancel the affected portion of the order without any further obligation to Supplier. Partial deliveries shall be separately invoiced by Supplier.

        3.6    Forecasts, Allocation and Rescheduling.

          3.6.1    Forecasts.    Dot Hill shall use its commercially reasonable efforts to provide Supplier with a [...***...] rolling forecast of its intended purchases under each Award Letter in the form of Dot Hill's Supply Plan, updated at least quarterly and subsequent updates as needed. Such forecast is for Supplier's convenience only and will in no way create an obligation on Dot Hill's part to meet such forecast, except for Dot Hill's obligations for EOQ and LLTC components specified in this Agreement.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          3.6.2    Allocation.    Supplier will notify Dot Hill promptly whenever Supplier identifies a reasonable likelihood that there is or will be a materials or capacity constraint that could negatively affect Supplier's ability to meet Dot Hill's existing or forecasted needs for Product(s) ("Supply Constraint"). During any period of Supply Constraint, Supplier agrees, at a minimum, to allocate materials and capacity to Dot Hill under whichever of the following formulas would give Dot Hill the greatest quantity of Products: (i) in proportion to Dot Hill's percentage of all of Supplier's customer orders for the previous two (2) full months for Products which use the scarce materials or capacity; (ii) in proportion to Dot Hill's percentage of all of Supplier's customers forecasts for Products which use the scarce materials or capacity; or (iii) any allocation formula which Supplier utilizes with any other customer.

          3.6.3    Rescheduling of Products.    Dot Hill may, from time to time, reschedule for later shipment those quantities of Products contained in previously submitted forecasts or purchase orders.

          3.6.4    Rescheduling of Raw Materials.    Subject to Supplier's mitigation obligations and the other terms and conditions in Section 3.7 and 3.9.1, any liability to Dot Hill for excess and obsolete inventory of raw materials purchased by Supplier for use in Products that have not otherwise been used by Supplier will be determined in accordance with Section 3.9.2 after taking into consideration the below table that limits the amount of raw materials that may be rescheduled for use by Supplier to produce Products (based on the highest volume forecast during the prior month):

Number of days before Production Use Date	Maximum Quantity	Maximum Period from Originally Scheduled Production Use Date
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        3.7    Supplier Mitigation Obligations.    In accordance with the applicable Award Letter and P.O., Supplier shall do the following:

          3.7.1  Manufacture, assemble, debug and test each Pre-Production version of Product, pursuant to and in accordance with the Specifications and applicable schedules;

          3.7.2  Manufacture, assemble, debug, test and deliver Products in accordance with the Agreement;

          3.7.3  Provide all necessary process design technology, labor, material, tooling, facilities and other resources for the timely and satisfactory completion and delivery of the Product and any Pre-Production version;

          3.7.4  Commit and use sufficient and qualified personnel to support the requirements of this Agreement;

          3.7.5  Provide sufficient resources for testing the Product to ensure compliance with the Specifications;

          3.7.6  Provide Dot Hill with reasonably detailed written progress reports as reasonably requested by Dot Hill and mutually agreed to by Dot Hill and Supplier;

          3.7.7  Notify Dot Hill promptly (not to exceed one (1) business day) of any factor, occurrence or event coming to its attention that may materially adversely affect Supplier's ability to meet any of its obligations hereunder or that is likely to occasion any material delay in delivery of any of the deliverables due hereunder. For example, but not by way of limitation, such notice shall be given in the event of any loss or reassignment of key personnel, threat of strike, or major material equipment failure;

          3.7.8  Deliver to Dot Hill packaged and tested Pre-Production versions of each Product in the quantity agreed, tested by Supplier. The goal shall be to provide Pre-Production versions that conform to all aspects of the finally agreed upon test requirements; and

          3.7.9  Promptly repair or replace all Products returned for rework after notice from Dot Hill. All returned Products which are not repaired and delivered to Dot Hill within thirty (30) days after Supplier's receipt must be delivered to Dot Hill as the then most current version of the Product. Any cost or expense to upgrade or replace such Products so as to return them to Dot Hill in their most current version shall be borne by Supplier (provided the cause of the delayed repair and return is due to Supplier's fault), unless otherwise agreed to in writing by Dot Hill.

        3.8    Compliance with Supplier Guidelines.    Dot Hill shall make the most current version of the applicable Supplier Guidelines available to Supplier during the term hereof. Supplier represents that it has read and familiarized itself with the Supplier Guidelines and agrees to comply with the the Supplier Guidelines. Supplier acknowledges that from time to time Dot Hill may issue and revise such Supplier Guidelines and will review each revision of the Supplier Guidelines provided by Dot Hill within thirty (30) days of receipt. If Supplier has reason to believe it may not be able to comply with the then most current version, Supplier shall immediately notify Dot Hill and the parties will negotiate in good faith to promptly resolve any reasonable objections that Supplier raised regarding its compliance with the Supplier Guidelines.

        3.9    Additional Responsibilities of Supplier.

          3.9.1    Material Procurement and Inventory Management.    Supplier will ensure that the amount of finished goods inventory, work in process, and Dot Hill-unique raw materials ("Inventory") is limited to that amount required to support the agreed upon lead times and Upside, unless otherwise agreed to in writing by Dot Hill. The costs associated with any excess Inventory not purchased by Supplier under provisions within this Agreement or otherwise authorized in writing by Dot Hill will be borne by Supplier.Within ninety (90) days after the Effecitve Date and a quarterly basis thereafter, Supplier will provide a detailed list by Product of ABC components included in each Product and a plan to require vendors that supply components to Supplier for the Products to be part of a vendor managed inventory program. Supplier will use commercially reasonable efforts to drive key suppliers into a vendor managed inventory program, and Dot Hill will provide reasonable cooperation and appropriate involvement in such efforts. In order to meet Dot Hill forecasted requirements, purchase orders, and the flexibility requirements agreed upon by the parties, Supplier is authorized to purchase materials and make commitments to vendors on the Approved Vendor List ("AVL") and other Dot Hill approved suppliers using standard purchasing practices including, but not limited to, acquisition of material recognizing supplier lead times, ABC order policy, supplier-imposed minimum order quantities (MOQ), minimum build quantities, economic order quantities, component overfill policy, and agreed to inventory buffers. Supplier may maintain at Dot Hill's request a buffer of raw components and/or finished goods, which will be utilized to support Upside Support flexibility. Buffers may be maintained at Dot Hill's request by Supplier or suppliers. Buffer stock levels may be reviewed periodically.

          3.9.2    Excess and Obsolete Inventory.    Dot Hill acknowledges its financial responsibility for the materials purchased by Supplier in accordance with required supplier lead times to support the Dot Hill purchase orders, forecasted demand requirement, requested inventory build up resulting from the flexibility provisions of Section 3.6.3 and defined further per the terms contained in this section.

  Finished goods and raw material liability will be evaluated monthly as or as mutually agreed by the parties. Liability will be assessed to the Dot Hill immediately following identification of Excess and/or Obsolete inventory as defined and identified below.

  Excess and Obsolete inventory assessment will be adjudged against the demand and flexibility requirements. Liability will be as limited in this Agreement and will include existing inventory, supplier buffers that are agreed to by Dot Hill and non-cancelable/non-returnable orders that cannot be reduced by mitigation per standard purchasing practices, and will include excess or obsolete materials caused by Dot Hill-controlled material shortages. Additionally, liability will include any supplier-imposed cancellation or restocking fees.

  Dot Hill liability for Finished Goods Inventory, if any, is specified in Exhibit D.

  Dot Hill liability for raw component material and Work In Process (WIP) is to be assessed as follows:

  Three (3) Month Excess Inventory—Dot Hill will be charged carrying costs at a monthly rate of [...***...] per month.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  Six (6) Month Excess Inventory—Dot Hill may buy such inventory at the following price: for (i) raw component material at [...***...] (ii) material in WIP at [...***...] and a [...***...]. Value will include [...***...]. Dot Hill will take receipt of the inventory specified in (i) and (ii) above within thirty (30) days of notification, or at Dot Hill's request and with Supplier's agreement, Dot Hill shall be charged carrying costs at a [...***...] from date of notification.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  Obsolete Inventory—Dot Hill shall take receipt of the inventory within thirty (30) days of notification, For: (i) raw component material at [...***...], and (ii) material in WIP at [...***...]. The [...***...] will include [...***...] elements.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  Supplier will invoice Dot Hill for any charges incurred under this Section 3.9.2 and Dot Hill and Supplier agree to payment terms of net thirty (30) days from receipt of invoice.

          3.9.3    Sub-tier Supplier Management.    Supplier will manage its Sub-tier Suppliers in accordance with the guidelines provided in Supplier Guidelines.

          3.9.4    Co-Planning.    Supplier agrees to use its commercially reasonable efforts to participate at an early stage in Dot Hill's planning cycle, to the extent that Dot Hill requests such participation in writing. Without limiting the generality of the foregoing, such participation may include jointly developing supply plans with Dot Hill and refining forecasts.

          3.9.5    Direct Ship.    Supplier agrees to use its commercially reasonable efforts to support processes that provide for shipment of Product from Supplier's point of manufacture directly to Dot Hill's point of consumption, e.g., Dot Hill manufacturing sites, channels, consolidation points and direct end-users.

          3.9.6    Demand Replenishment Program.    Supplier agrees to support and implement a Demand Replenishment Program and the terms and conditions related to each Demand Replenishment Program shall be set forth as an exhibit to the applicable Award Letter.

          3.9.7    Supplier Performance Management.    Supplier agrees to support Dot Hill's Supplier Performance Management process which is used to measure Supplier's ongoing performance, as described in the Supplier Guidelines.

          3.9.8    Testing/Qualification.    Supplier certifies that it will perform all system-level qualification and safety agency testing which is applicable to Products sold to Dot Hill as provided in the Specifications. Dot Hill may request at any time, and Supplier shall provide, evidence of such testing within three (3) days after Dot Hill's written request.

          3.9.9    Recordkeeping.    Supplier will implement and maintain recordkeeping practices consistent with Supplier's then current practices. Upon reasonable notice, Dot Hill shall be allowed to audit, or have an independent third party audit, Supplier's quality records related to all services provided to Dot Hill under this Agreement.

          3.9.10    Audit Rights.    In addition to the audit rights set forth in Section 3.9.9 above, Dot Hill reserves the right, for itself and its customers where Dot Hill has contractual requirements from its customers, to enter Supplier's premises or other facilities where the Products are being manufactured, upon reasonable notice and during normal working hours, solely to audit and inspect the quality of the manufacturing and testing procedures utilized and the resulting Products, and to verify that the Products conform to the contractual requirements. Dot Hill acknowledges that Supplier reserves the right to require any such Dot Hill customer to sign a nondisclosure agreement prior to entering Supplier's premises or other facilities.

          3.9.11    Certifications.    All shipping information, including that on invoices, packing lists, and packing labels will list the country of origin for all Product supplied, must be in both text and scannable bar code formats and must comply with the Supplier Guidelines. The invoice and packing list must also list the country of origin by part number. Supplier must conform with Dot Hill's Origin Management System and its applicable procedures which are specified in the Supplier Guidelines.

          3.9.12    Initiatives.    Supplier will negotiate in good faith with Dot Hill regarding all Dot Hill Break Through Supply Chain ("BTSC") initiatives, including without limitation, Advanced Material Planning (AMP), Product Change Notification (PCN) process and scorecarding. If Supplier has reason to believe it may not be able to comply with Dot Hill's initiatives, Supplier shall immediately notify Dot Hill and the parties will negotiate in good faith to promptly resolve any reasonable objections that Supplier raised regarding its compliance with the initiative.

          3.9.13    Dot Hill-Unique Features.    Supplier shall not sell, distribute or otherwise transfer the Product(s) to any third party without Dot Hill's written consent.

        3.10    Stop Production Notices and End of Life

          3.10.1    Stop Production Notices.    Dot Hill may in writing direct Supplier to stop the production of Products during any stage of the manufacturing process (a "Stop Production Notice"). Dot Hill has the right to direct Supplier to prepare Products up through a particular level of the manufacturing process and to hold such partially completed Products pending modifications to be implemented as a result of error correction activities. If such a Stop Production Notice from Dot Hill is not due to Supplier's negligence or failure to perform its obligations under this Agreement, Dot Hill shall be responsible for the actual and reasonable costs incurred by Supplier resulting from a Stop Production Notice and for the actual and reasonable costs associated with the holding of partially completed Products. In the event Pre-Production units of Product ordered are not accepted by Dot Hill for commercial shipment due to no fault of Supplier, the provisions of Section 3.12 below shall apply. In the event Pre-Production units of Product ordered are not accepted by Dot Hill for commercial shipment due to a fault attributable to Supplier as provided in section 6.1 below, Supplier will make every reasonable effort to correct the non-compliance as provided in section 6.2 below. If Supplier is unable to repair or replace the rejected Product within a mutually agreed turnaround time, Dot Hill shall not be required to pay any amount for such rejected Product.

          3.10.2    End of Life.    Dot Hill shall use reasonable efforts to notify Supplier in writing at least [...***...] prior to Dot Hill ceasing to purchase any Product set forth in a P.O. due to Dot Hill's discontinuance of a product. Such Notice shall include Dot Hill's purchase and schedule requirements for such Product during such [...***...], or longer, period. Dot Hill shall have the full end of life ("EOL") period specified in the Notice, during which Dot Hill may take delivery of EOL quantities or remaining quantities of the Product, as the case may be

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        3.11    Purchase Order Cancellations.    Dot Hill may, from time to time, cancel all or any part of a purchase order prior to shipment of the Product(s) which is the subject of the purchase order. Dot Hill's liability for cancellation charges shall not exceed (i) for that quantity of finished Products scheduled for delivery within the hub, the Product price, plus (ii) for that quantity of components and raw materials and WIP that are to be included in Products to be manufactured for delivery to Dot Hill within the applicable Product Leadtimes, the amounts set forth in Section 3.9.2.

        3.12    Mitigation Efforts.    In the event of a cancellation of a purchase order in accordance with Section 3.11, Stop Production Notice in accordance with Section 3.10.1, engineering change orders, purges, AVL disqualification, EOL notice in accordance with Section 3.10.2 or forecast reduction, Supplier shall take the actions indicated in Sections 3.12.1 through 3.12.8 below upon written request from Dot Hill to do so.

        Upon receipt by Supplier of such notice from Dot Hill, Supplier shall do the following:

          3.12.1  Immediately reduce/cancel its outstanding purchase orders for components and raw materials by the quantities in excess of those needed to meet Dot Hill's requirements.

          3.12.2  In accordance with Section 5.1, discontinue Upside Support positioning.

          3.12.3  Perform or have performed a physical inventory of materials that Supplier may reasonably claim were required to comply with Dot Hill's delivery requirements and in-line with the appropriate quantity of Dot Hill-unique Turnkey Components, EOQs and LLTCs ("Supplier Inventory"). Dot Hill reserves the right, at its option, to perform an audit of Supplier Inventory. Dot Hill's liability to pay, reimburse, or otherwise compensate Supplier for Supplier Inventory shall not exceed the minimum Supplier Inventory that was reasonably required to comply with the forecasted delivery schedule(s) and lead times applicable to Dot Hill's forecasts and P.O.'s.

          3.12.4  Use commercially reasonable efforts to return the components to the supplier(s) at the same price at which they were purchased.

          3.12.5  Use commercially reasonable efforts to sell the components to a third party subject to written approval by Dot Hill, at a price acceptable to Dot Hill. Dot Hill shall [...***...] and the Dot Hill-[...***...]. If the [...***...]. Except as mutually agreed otherwise, Dot Hill agrees that Supplier is not required to continue mitigation of Dot Hill material liabilities beyond a thirty (30) day period from the date of the initial written notification from Supplier to Dot Hill of the potential material liability.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          3.12.6  Rework Supplier Inventory, at Dot Hill's request, at a mutually agreed upon price and schedule.

          3.12.7  Perform a physical inventory of the remaining Supplier Inventory within five (5) working days after completion of Sections 3.12.1 through 3.12.6 above.

          3.12.8  Use commercially reasonable efforts to provide Dot Hill documentation, reasonably satisfactory to Dot Hill, within twenty (20) business days after completion of mitigation activities indicating the quantities and kind of Supplier Inventory that Supplier has not resold, reused or redirected to other use, or is not able to resell or otherwise use. Such documentation shall include mitigation activities undertaken by Supplier.

          3.12.9  Subsequent to Supplier's efforts under Sections 3.12.1 through 3.12.8 above Dot Hill shall respond in detail regarding to Supplier's claim for reimbursement or compensation within ten (10) business days after receipt of the documentation. Dot Hill shall pay any undisputed portion of Supplier's claim within thirty (30) days of receipt of the claim.

        3.13    Business Continuity Plan.    Supplier agrees to provide to Dot Hill documented evidence of a business continuity plan to ensure Supplier's capability to provide the Products in the agreed upon timeframe after an event which may materially and adversely affect Supplier's ability to deliver Products to Dot Hill as scheduled. Such event may include one or more of the following: (1) Supplier system(s) component failures (including without limitation, hard disk failure, computer virus, and local area network outages); (2) natural or man-made disasters (including without limitation, fire, flood, earthquake, bombing, sabotage, and vandalism); (3) any work stoppages of any kind; and (4) any failure of a Supplier subcontractor to provide materials. These plans also include development of alternate sourcing strategies for materials; redirection of Product manufacture, including work in progress and finished goods to another Supplier location/facility (subject to qualification by Dot Hill A Product-specific Business Continuity Plan (the "Plan") shall be included as an exhibit to the Award Letter if required by Dot Hill for the Product award. Upon prior written approval of Supplier which shall not be unreasonably withheld, delayed or conditioned, Dot Hill may provide a copy of such Plan to its customers. Supplier specifically approves Dot Hill to provide a copy of the Plan to Sun Microsystems, Inc. In no event shall Supplier increase Product costs under this Agreement as a result of these business continuity plans or as a result of the implementation of such.

        3.14    Alternative Sources of Products.    Dot Hill shall have the right to establish alternative and additional sources of supply for the Products at any time and without restriction.

4.    OWNERSHIP AND PROPRIETARY RIGHTS

        4.1    Ownership.    Unless otherwise specified in an applicable Award Letter or Tooling Agreement (i) any and all Product designs, inventions or improvements, (ii) any other design, inventions or improvements and any and all discoveries, products, computer programs (including source code and firmware), tooling, procedures, improvements, developments, drawings, works of authorship, specifications, data, memoranda, notes, documents, manuals, information, and other items made, authored, conceived or developed by or for Supplier or Dot Hill, alone or with others, which result from or relate to the work or its manufacture, (iii) any intellectual property contained or embodied in such items, and (iv) any intellectual property rights arising from (i), (ii) or (iii) (collectively, "Work Product"), shall be the sole property of Dot Hill provided that any intellectual property right that is independently conceived, created or developed prior to, or independent of any work performed under an Award Letter or other agreement and whether or not such intellectual property right is incorporated in any Work Product, shall remain the exclusive property of Supplier. Supplier hereby assigns and transfers all worldwide right, title and interest in and to the Work Product to Dot Hill. Supplier warrants that all Work Product shall be owned exclusively by Dot Hill, free of any and all third party claims, regardless of the author or inventor. Dot Hill shall have the sole right to obtain and to hold in its own name any copyrights, patents, mask work rights, trademark registration, or other legal protection as may be appropriate to such Work Product and any derivatives thereof. Dot Hill shall have the sole right to determine the method of protection for any such Work Product, including the right to protect the same as trade secrets, to use and disclose the same without prior patent application or to file registration for copyright, patent, mask work rights, or trademark in its own name, as Dot Hill deems appropriate in its sole and absolute discretion. Each such application or registration shall be made at Dot Hill's request and Dot Hill shall pay for Supplier's assistance on a reasonable time and materials basis.

        4.2    Further Assurances.     Supplier shall do the following: (i) disclose promptly in writing and deliver to Dot Hill all Work Product, and (ii) cooperate with and assist Dot Hill or Dot Hill's designee to apply for and to execute any applications and/or assignments reasonably necessary to obtain or perfect any patent, mask work right, copyright, trademark, or other statutory protection anywhere in the world for such Work Product in Dot Hill's name, as Dot Hill deems appropriate. Supplier shall obtain from its employees, agents and contractors written agreements that will permit Supplier to comply fully with these provisions.

        4.3    License.    Supplier hereby grants to Dot Hill a fully paid-up, worldwide, unrestricted and perpetual license under all intellectual property rights to use, reproduce, modify and distribute any material to which Supplier has rights that is necessary for the full and unrestricted enjoyment, production, distribution (through multiple tiers of distribution) or use of any Work Product, including the right to make, have made, use and sell Products. Such license shall be limited to and solely for the purpose of allowing Dot Hill to exploit Work Product incorporated in Products. The foregoing license rights are granted with respect to any Work Product for which Supplier's assignment above is precluded by law or otherwise ineffective.

        4.4    Proprietary Rights Notices.    Supplier agrees to properly mark each Product and any accompanying documentation with Dot Hill's copyright or other proprietary rights notice, as directed by Dot Hill, to indicate Dot Hill's intellectual property rights in such Products. Except as expressly provided herein, nothing in this Agreement shall be construed as a grant of any license, right or interest in any trademark, tradename or service mark of either party, or any third party from whom either party may have acquired license rights.

5.    SUPPORT

        5.1    Upside Support/Accelerated Deliveries.    The terms regarding Supplier's obligation to provide Upside Support shall be set out in the Award Letter. Supplier will use reasonable efforts to accommodate such requests on a case-by-case basis. Requests for increased quantities may be subject to additional charges as incurred by Supplier and will be contingent upon manufacturing and materials assembly cycle time, availability of material, personnel and capacity resources. Such additional charges may also be reduced due to volume pricing discounts being obtained by such increased volumes. Such charges shall be reviewed and approved by Dot Hill prior to the increase being implemented. Upon designation of a Product as EOL by Dot Hill, Supplier shall not plan for Upside Support unless specifically agreed to by the parties. When requested by Dot Hill from time to time, Supplier shall use commercially reasonable efforts to sell and deliver to Dot Hill Product(s) at an accelerated delivery schedule.

        5.2    Customer Support and Quality.    Supplier will provide in-warranty and out-of-warranty customer service and support in accordance with Exhibit B attached hereto. Supplier shall comply with Supplier's Quality Program attached as Exhibit C to this Agreement and Customer Support Quality Requirements attached hereto as Exhibit C-1. Dot Hill shall not be required to accept any Product which is not in compliance with specifications provided by Dot Hill and accepted by Supplier.

6.    WARRANTIES

        6.1    General Warranties of Supplier.    Supplier represents and warrants that (i) it has the right to enter into this Agreement; (ii) there are no prior commitments or other obligations that prevent Supplier or its affiliates from fully performing all its obligations in this Agreement; (iii) the services to be provided by Supplier or its affiliates in connection with the manufacture and sale of Products and Supplier Parts shall be performed in a first class, professional and workmanlike manner by competent and qualified personnel; (iv) at the time of delivery to Dot Hill and for a period of [...***...] (or for such longer period if a longer period is specified in the Award Letter or the Product Pricing Matrix thereto) from the date of delivery to Dot Hill, each Product (including each Supplier Part included in Product) will be free from defects in materials supplied by Supplier and Supplier's workmanship and will conform in all respects to all of Dot Hill's specifications set forth in the applicable Award Letter and/or P.O. ("Specifications"); and (v) Dot Hill will receive good and marketable title to each Product free from liens or encumbrances of any nature (except for any liens or encumbrances that may exist on materials supplied by Dot Hill or Dot Hill's agents). Supplier represents and warrants to Dot Hill that to Supplier's knowledge the Products (including, each Supplier Part included in Products) do not contain any virus, worm, or other harmful code.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        6.2    Supplier's Warranty Obligations.    Upon identification that any Product (including any Supplier Part) is non-compliant with any warranty set forth in Section 6.1 above, Supplier shall make every reasonable effort to immediately correct the non-compliance. During the warranty period Supplier shall, at Supplier's option either (i) repair or replace defective non-FRUs within five (5) days after receipt thereof from Dot Hill (ii) ship replacement or repaired FRUs within 3 working days as specified in Section 4.4 of Exhibit B or (iii) if a non-compliant Product (including any Supplier Part) can not be repaired or replaced within a commercially reasonable time, credit Dot Hill for the amount paid. Dot Hill shall prepay freight charges for shipment of each non-compliant Product (including any non-compliant Supplier Part) to Supplier and Supplier shall prepay fright charges for shipment of each repaired or replaced Product or Supplier Part to Dot Hill. Supplier makes no, and hereby disclaims, any design warranty with respect to any design provided by Dot Hill or any unrelated other party. In the event that the parties have agreed that a particular Product(s) or a particular Supplier Part will be replaced in lieu of repair during the warranty period, Supplier further agrees, for a period of not less than [...***...] after the last delivery of production Product to Dot Hill, (the "Service Period"), at Dot Hill's option, to provide out of warranty repair services to Dot Hill and its authorized contractors during the Service Period, at a reasonable price and terms to be negotiated by the parties.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        6.3    Unexpected Failures.

          6.3.1  For purposes of this Agreement, "Unexpected Failures" shall mean identical, reproducible Product failures (including any Supplier Part failures) due to the same or substantially similar cause, which occur in the same series of Products and impair the use of the Products, and are a result of a defect in workmanship of Supplier or its affiliates occurring within [...***...] after the date of delivery of the Product, and are equal to or in excess of [...***...] of the total number of a Product or any Supplier Part from any production lot or [...***...] of the total number of Products or any Supplier Parts included in Products which are delivered to Dot Hill during any [...***...] or such other rate that is specifically set forth in each Award Letter (the "Unexpected Failure Rate").

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          6.3.2  In the event of a suspected Unexpected Failure, Dot Hill shall promptly notify Supplier, and shall provide the following information, if known and as may then exist: a description of the defect, and the suspected lot numbers, serial numbers or other identifiers, and delivery dates of the defective Products (including any defective Supplier Parts). Dot Hill shall also deliver or make available to Supplier, samples of the defective Products or defective Supplier Parts for testing and analysis.

          6.3.3  Within five (5) business days of receipt of notice from Dot Hill, Supplier shall provide its preliminary findings regarding the cause of the failures. Thereafter, Supplier shall promptly provide the results of its root cause corrective analysis, its proposed plan for the identification of and the repair and/or replacement of the affected Products (including any affected Supplier Parts), and such other appropriate or desirable information.

  The parties shall also cooperate and work together to expeditiously devise and implement a corrective action program which identifies the defective units for repair or replacement, and which minimizes disruption to the end users and Dot Hill's direct and indirect distribution channels.

          6.3.4  In the event of an Unexpected Failure, Supplier shall be responsible for (a) as agreed in the corrective action plan, or at Supplier's option if not agreed in the corrective action plan: (i) repair and/or replacement of the defective Products (including any defective Supplier Parts); or (ii) a credit or payment to Dot Hill in an amount equal to the cost to Dot Hill for qualified, nondefective replacement Products (including any defective Supplier Parts) reasonably acceptable to Dot Hill; (b) [...***...]; and (c) reasonable freight and transportation costs incurred in connection with the repair and/or replacement of the defective Products (and the larger product in which the Product or the Supplier Part is incorporated if the Product or Supplier Part cannot be separated without undue inconvenience or disruption to the end user).

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          6.3.6  Other costs not identified herein may be incurred by either party. The reimbursement, if any, of these costs will be mutually agreed by the Parties. Supplier shall have no liability or responsibility for any losses or damages under this Section 6.3 to the extent that any such Unexpected Failure claims are due primarily to (i) Supplier's or Supplier's affiliates compliance with Dot Hill-supplied specifications and test procedures that are developed solely by Dot Hill, or directed specifically by Dot Hill for use by Supplier or Supplier's affiliates, and provided in writing by Dot Hill to Supplier or Supplier's affiliates for the testing of Products or Supplier Parts; (ii) the negligence of Dot Hill or any other person (with the exception of Supplier and its affiliates, and each of their respective employees, agents and subcontractors, and each of their respective suppliers of drives, controllers, and power supplies included in the Products and any other specific items set forth in an Award Letter for which the Unexpected Failure liability protections in this Section 6.3 shall apply) in providing goods or services in connection with the design, development, production and distribution of the Product; (iii) modification or alteration of the Product or the Supplier Parts by a party other than Supplier or its affiliates; (iv) incorrect installation or improper incorporation of the Product or the Supplier Parts by a party other than Supplier or its affiliatesr;or (v) defects in any components supplied specifically by Dot Hill or Dot Hill's agents thereof for incorporation and use in the Products.

        6.4    Warranty Pass Through.    Supplier will be responsible for and provide to Dot Hill the benefits of any and all warranties (including any protection obtained for epidemic or unexpected failures or other quality failures of components included in Products) obtained from its component or other suppliers for all component materials and services included in or furnished for the Products. Supplier shall provide, upon request by Dot Hill, all relevant information regarding the party, scope and terms of all such warranties. Supplier shall not negotiate the modification of a component or service vendor's warranty to the detriment of Dot Hill, without the prior written consent of Dot Hill. For [...***...] to be purchased by Supplier for inclusion in the Products and on the current AVL, the period of standard warranties available to Supplier are [...***...], respectively. Supplier shall not request for such periods to be shortened for [...***...] purchased by Supplier for inclusion in the Products without first obtaining the prior written consent of Dot Hill. Supplier also hereby grants the right to Dot Hill to enforce the warranties which are received by Supplier from other parties for those components or raw materials included in the Products that are supplied to Dot Hill under this Agreement if Supplier fails to do so in a prompt and reasonable manner.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        6.5    Disclaimers.    EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED AND, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE (EVEN IF THE APPLICABLE PARTY IS ADVISED OF SUCH PURPOSE) ARE EXPRESSLY EXCLUDED.

7.    INDEMNIFICATION

        7.1  Supplier shall defend, indemnify and hold harmless Dot Hill and its affiliates, customers, officers, directors, employees, assigns and successors for any loss, damage, expense, cost (including, but not limited to, attorneys' fees incurred in the enforcement of this indemnity) or liability to the extent that it is based upon a claim that Supplier's manufacturing process, process technology or methodology, and/or any power supply, disk drive or controller that is purchased by Supplier and included in the Products and is listed on the current AVL: (1) infringes or misappropriates any patent, copyright, trade secret or intellectual property right of a third party, or (2) has caused personal injury or damage to tangible property; provided that Dot Hill (i) gives Supplier prompt written notice of any such claim made to Dot Hill in writing, (ii) cooperates with Supplier, at Supplier's expense, in the defense of such claim, and (iii) gives Supplier the right to control the defense and settlement of any such claim to the extent covered by the indemnification provided herein. Supplier will: (i) defend or settle, at its own expense, any such claim; (ii) keep Dot Hill advised of the status of any such claim and of its defense and/or negotiation efforts; and (iii) afford Dot Hill reasonable opportunity to review and comment on significant actions planned to be taken by Supplier on behalf of Dot Hill. Supplier shall not enter into any settlement that materially adversely affects Dot Hill's rights or interests, without Dot Hill's prior written approval. Further, Supplier shall pass through to Dot Hill all indemnification coverage provided by the applicable component vendor. Dot Hill shall have no authority to settle any claim on behalf of Supplier.

        7.2  Should the manufacture, use, distribution or sale of a Product, or any part thereof, or Supplier's manufacturing process, process technology or methodology be enjoined or become the subject of a claim of infringement for which indemnity is provided under Section 7.1, Supplier shall, at Dot Hill's option and at no expense to Dot Hill, (a) by license or other release, procure for Dot Hill the right to continue to use and distribute the same, or (b) replace or modify the same to make it non-infringing, in a manner acceptable to Dot Hill, without materially changing the form, fit, and function of the Product. However, if such claim can not be resolved on a commercially reasonable basis under (a) or (b) above, then, Dot Hill may terminate the Award Letter for such Product and, in addition to its obligations under Section 7.1, Supplier shall return to Dot Hill the fees and other charges paid by Dot Hill to Supplier under the Award Letter.

        7.3  Dot Hill will defend, at its expense, any action or claim brought against Supplier or its subsidiaries alleging that Products manufactured in strict compliance with Dot Hill's designs or specifications and provided by Supplier to Dot Hill under this Agreement infringe any patent, copyright, trademark, or any other proprietary right, and Dot Hill will pay all costs and damages (including attorney's fees) incurred by Supplier or its subsidiaries in such actions that are attributable to such actions or claims; provided, however, that this indemnification shall not apply to any claim of indemnification for which Supplier is responsible to defend, indemnify or hold harmless Dot Hill, and/or its affiliates, customers, officers, directors, employees, assigns and successors under Section 7.1 and provided, further, that Dot Hill is promptly informed in writing and furnished with a copy of any notice regarding any alleged claim of infringement and is given authority, information, and assistance (at Dot Hill's expense) necessary to defend or settle such claim.

8.    LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ITS INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT REGARDLESS OF WHETHER THE PARTY WAS MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

9.    LICENSED SOFTWARE/FIRMWARE GRANT

        9.1    Licensed Software Grant.    During the term of this Agreement and solely for use in connection with this Agreement and subject to the terms and conditions set forth in this Agreement, Dot Hill hereby grants to Supplier a revocable, non-exclusive, non-transferable license to use the Dot Hill SANscape and SANpath software solely in object code form solely for purposes of production and laboratory testing of the Products.

        9.2    Firmware License Grant.    During the term of this Agreement and subject to the terms and conditions set forth in this Agreement, Dot Hill hereby grants to Supplier a revocable, non-exclusive, non-transferable license to reproduce the InforTrend firmware solely as necessary to assemble the Product and to distribute such firmware solely when integrated into the Product.

        9.3    Restrictions.    Supplier agrees not to: (a) modify, adapt, alter, translate, or create derivative works from any software or firmware provided by Dot Hill; (b) merge any software or firmware provided by Dot Hill with other software; (c) sublicense, lease, rent, loan, or otherwise transfer any software or firmware provided by Dot Hill to any third party; (d) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for any software or firmware provided by Dot Hill; or (e) otherwise use, reproduce, display, perform, or distribute any software or firmware provided by Dot Hill under this Agreement except as expressly allowed under Sections 9.1 and 9.2.

        9.4    Documentation.    During the term of this Agreement and subject to the terms and conditions set forth in this Agreement, Dot Hill hereby grants to Supplier a revocable, non-exclusive, non-transferable license to reproduce the Product user documentation supplied to Supplier by Dot Hill and to distribute such documentation solely along with Products.

        9.5    Dot Hill Intellectual Property.    Supplier acknowledges and agrees that, as between the parties, Dot Hill is and will be the sole and exclusive owner of all right, title, and interest in and to the Dot Hill Intellectual Property and all associated intellectual property rights, and that Supplier acquires no interests under this Agreement to the Dot Hill Intellectual Property or any intellectual property rights therein, other than the limited interests specifically granted in this Agreement. Supplier agrees to and hereby does assign to Dot Hill without additional compensation any and all right, title, and interest it may have or obtain in and to such Dot Hill Intellectual Property and associated intellectual property rights.

        9.6    Dot Hill Intellectual Property Improvements.    All Dot Hill Intellectual Property Improvements shall be owned by Dot Hill; Supplier hereby assigns and transfers to Dot Hill, all worldwide right, title and interest in and to Dot Hill Intellectual Property Improvements to Dot Hill. Supplier agrees to promptly disclose and deliver to Dot Hill in writing, all Dot Hill Intellectual Property Improvements created by Supplier, together with such other information as Dot Hill may reasonably require to understand and utilize the same. Supplier shall also cooperate and work with Dot Hill or Dot Hill's designee to apply for and execute any applications or assignments reasonably necessary to obtain or perfect any patent, copyright, trademark, or other rights or statutory protection, worldwide for such Dot Hill Intellectual Property Improvements, as Dot Hill deems appropriate. Each such application or assignment shall be made at Dot Hill's request and Dot Hill shall pay for Supplier's assistance on a reasonable time and materials basis.

10.  CONFIDENTIALITY

        10.1    Confidentiality Obligations.

          10.1.1    Each party shall protect the confidentiality and secrecy of the other party's Confidential Information and shall prevent any improper disclosure or use thereof inconsistent with the rights granted in this Agreement, by its employees, agents, contractors or consultants, in the same manner and with the same degree of care (but in no event less than a reasonable degree of care) as it uses in protecting its own information of a confidential nature for a period of [...***...] from the date of such disclosure. Supplier shall use all commercially reasonable efforts to enter into a confidential disclosure agreement with its agents, contractors and/or consultants which is at least as restrictive as this Article 10 to protect any Dot Hill Confidential Information provided to Supplier in accordance with this Article 10 that is also provided to such third party(ies).

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          10.1.2    Each party must inform its employees having access to the other's Confidential Information of restrictions required to comply with this Section. Each party agrees to provide notice to the other immediately after learning of or having reason to suspect a breach of any of the restrictions of this Article 10.

          10.1.3    Dot Hill retains for itself all proprietary rights it possesses in and to all Dot Hill Confidential Information. Accordingly, Dot Hill Confidential Information which Dot Hill may furnish to Supplier will be in Supplier's possession pursuant only to a restrictive, nontransferable, nonexclusive license under which Supplier may use such Dot Hill Confidential Information under the terms of this Agreement, solely for the purposes of manufacturing, operating, servicing and repairing the Products solely for the benefit of Dot Hill.

          10.1.4    Each party understands that the party receiving Confidential Information may now or in the future be developing proprietary information internally, or receiving proprietary information from third parties in confidence that may be similar to disclosed Confidential Information. Nothing in this Agreement shall be construed as a representation or inference that the receiving party will not develop products, for itself or others, that compete with the products, processes, systems or methods contemplated by disclosed Confidential Information.

          10.1.5    Each party acknowledges that any material violation of the rights and obligations provided in this Article 10 may result in immediate and irreparable injury to the other party, and hereby agrees that the other party shall be entitled to seek immediate temporary, preliminary, and permanent injunctive relief against any such continued violations upon adequate proof, as required by applicable law.

          10.1.6    Within thirty (30) days following the expiration or earlier termination of this Agreement, both parties shall, at the option of the disclosing party, either return to the disclosing party or destroy the other party's Confidential Information and certify the same.

11.  TERM AND TERMINATION

          11.1    Term.    This Agreement shall commence upon the Effective Date and shall [...***...]. If any Award Letter is still in effect at the time this Agreement terminates or expires, then this Agreement shall continue in effect solely as to such Award Letter until such time as the Award Letter is terminated or expires.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        11.2    Termination.

          11.2.1    Either party may, by written notice, terminate and/or suspend its performance under this Agreement, or cancel any P.O. hereunder without penalty, if:

    (i)
    the other party fails to comply with any of the material provisions of this Agreement and such condition is not remedied within thirty (30) days after written Notice thereof; or
    (ii)
    the other party becomes bankrupt or insolvent, suffers a receiver to be appointed or makes an assignment for the benefit of creditors.

          11.2.2    Dot Hill may terminate this Agreement for convenience upon one hundred twenty (120) days written notice to Supplier. Supplier may terminate this Agreement for convenience upon [...***...] written notice to Dot Hill.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          11.2.3    Upon termination of this Agreement by either party, Supplier shall take the following actions as soon as commercially practicable upon being requested in writing to do so by Dot Hill: (i) return all equipment loaned from Dot Hill; (ii) return all copies of Dot Hill supplied documentation, Confidential Information and software; (iii) assign to Dot Hill all purchase orders of Turnkey Components and other components; and (iv) assign to Dot Hill all Supplier P.O.'s for repair services parts.

          11.2.4    Upon termination of this Agreement by either party, Dot Hill shall [...***...], provided that [...***...], and [...***...] In addition, at Dot Hill's option upon termination, Dot Hill may purchase any or all additional conforming Turnkey Components which are in Supplier's inventory, in which event such inventory will be delivered to Dot Hill within fifteen (15) days after Supplier's receipt of payment. Upon Dot Hill's request, Supplier will complete any or all partially completed Products and deliver the same to Dot Hill within fifteen (15) days after termination. Payment by Dot Hill to Supplier will be made in accordance with the payment terms above.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          11.3    Survival.    The provisions of Articles 1, 4, 6, 7, 8, 9.5, 9.6, 10, 11.2.4, 11.3, 12.2 through 12.15; and Exhibit B, Exhibit C and Exhibit C-1 shall survive any termination or expiration of this Agreement and enforcement thereof pursuant to this Section 11.3 shall not be subject to any condition precedent.

12.  MISCELLANEOUS

          12.1    Insurance.    During the term of this Agreement, Supplier, at its sole cost and expense, shall carry and maintain the following insurance coverages (insuring the Supplier, its agents, employees or associates) issued by insurance companies which are (a) licensed to conduct business in the state in which the Products or services are provided and (b) rated no lower than A-, X (i.e., A minus, 10) by A.M. Best or (c) otherwise acceptable to Dot Hill.

          12.1.1    Comprehensive general liability insurance covering all operations of the Supplier, including, but not limited to, Products/completed operations, broad form property damage and blanket contractual liability against claims for personal and bodily injury and property damage liability with a limit of not less than [...***...] U.S. dollars (U.S. [...***...] per occurrence/aggregate, and shall contain cross liability and severability of interest provisions.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.1.2    All insurance coverages required by federal, state or local laws or statutes, including workers compensation insurance to cover full liability under workers compensation laws of the state in which the work is performed, with employers' liability coverage with a limit of not less than [...***...] U.S. dollars (U.S. [...***...] per claim. This insurance must (a) provide coverage for all of Supplier's employees who perform work or provide services under this Agreement and (b) include a Waiver of Subrogation for the benefit of Dot Hill, its subsidiary and affiliated companies, directors, officers, employees and agents with respect to any injuries, disease or damages suffered by Supplier's employees.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.1.3    Automobile liability insurance covering bodily injury and property damage liability arising out of the use by or on behalf of the Supplier, its agents and employees of any owned, non-owned or hired automobile with limit of not less than [...***...] U.S. dollars [...***...] per occurrence.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.1.4    Employee theft policy covering loss of money, securities and other property for which Supplier is legally liable or which is held by Supplier in any capacity, whether or not Supplier is liable, caused by theft of an employee acting alone or in collusion with others subject to a minimum limitation of [...***...] U.S. dollars (U.S. [...***...]) per loss. This insurance must (a) include coverage for Employee Dishonesty / Fidelity Crime, (b) cover all of Supplier's employees, officers and agents who perform work or provide services under this Agreement and (c) name Dot Hill as a loss payee with respect to any loss of Dot Hill-owned property which arises out of a covered cause of loss.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.1.5    Cargo transit insurance providing all risk coverage for all goods, merchandise, machinery, equipment, inventory, and supplies incidental to Supplier's business, moving at the risk of Supplier, subject to a minimum limitation of [...***...] U.S. dollars (U.S. [...***...]) per incident.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.1.6    Property insurance covering all real and personal property and inventory, including Dot Hill's Products, for "all risks" of physical loss or damage, including Supplier's business interruption and boiler and machinery breakdown, subject to a minimum limitation of [...***...] U.S. dollars (U.S. [...***...]). This insurance must cover (a) "Supplier's Equipment" (defined as any equipment owned, leased or used by Supplier to perform work or provide services under this Agreement) and (b) "Dot Hill Property" (defined as property in the care, custody and/or control of Supplier which is owned by Dot Hill, including but not limited to materials in transit to and from Dot Hill designated facilities). This insurance must (a) provide coverage on a replacement cost basis, (b) include a Waiver of Subrogation for the benefit of Dot Hill, its subsidiary and affiliated companies, directors, officers, employees and agents with respect to any loss or damage to Supplier's Equipment and (c) name Dot Hill as a loss payee with respect to any loss or damage to Dot Hill Property.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.1.7    Errors and Omissions Liability Insurance with a limit of not less than [...***...] U.S. dollars (US [...***...]) per claim/aggregate. This insurance must cover all of the Products provided to Dot Hill by any of Supplier's employees, officers and agents under this Agreement.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.1.8    Supplier shall provide Dot Hill with a Certificate of Insurance prior to or at inception of this Agreement evidencing the above insurance policies are in full force and effect. Policies in Sections 12.1.1 and 12.1.3 [...***...]. Supplier shall require each insurer to give Dot Hill thirty

  (30) days written notice before the policy or policies are canceled or materially altered. The foregoing requirements concerning the types and limits of insurance coverage to be maintained by Supplier, and any approval or waiver of said insurance by Dot Hill, is not intended to and shall not in any manner limit or qualify Supplier's liabilities and obligations whether imposed by law or assumed pursuant to this Agreement, including but not limited to the provisions concerning indemnification.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          12.2    Notice.    All written Notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt or acknowledgement to the address specified in the Award Letter and will be effective upon receipt.

          12.3    Governmental Compliance; Import/Export Licenses.    Supplier and Dot Hill shall comply with all laws and regulations applicable to the manufacture and sale of the Products, including, by way of example and not limitation, Executive Order 11246 as amended by Executive Order 11375 (non-discrimination in employment), the U.S. Clean Air Act of 1990. Supplier shall not use any ozone depleting substances listed in annexes A and B of the Montreal Protocol, including but not limited to chlorofluorocarbons, in the manufacture of Products. Dot Hill reserves the right to reject any Products manufactured by Supplier using such materials if Dot Hill has not previously been notified in writing of the same. All technical data, services and products delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Supplier and Dot Hill agree to comply strictly with all such laws and regulations and acknowledges that they have the responsibility to obtain such license to export, re-export or import as may be required and as may be permitted under the scope of this Agreement. Supplier shall provide all information under its control which is necessary or useful for Dot Hill to obtain any export or import licenses required for Dot Hill to ship or receive Products, including, but not limited to, U.S. Customs Certificates of Delivery, Certificates of Origin and U.S. Federal Communications Commissions ("FCC") identifier.,When requested by Dot Hill, Supplier shall provide the following Import-related documentation to Dot Hill by certified mail within fifteen (15) days after shipment of Product to Dot Hill: (i) Manufacturer's Certificate of Origin and FCC identifier, DHHS/FDA Accession Number to permit Dot Hill to import Product; (ii) U.S. Customs Certificates of Delivery, attention: Dot Hill's Import Administration Department, Dot Hill Systems Corporation, 6305 El Camino Real, Carlsbad, California 92009. The parties agree not to export or re-export, or cause to be exported or re-exported, the Product, any technical data of any kind received hereunder, or the direct product of such technical data, without complying with the laws of the United States, regulating the same.

          12.4    Publicity.    Supplier shall not publicize nor disclose the existence of, the relationship of the parties arising out of, or the terms and conditions of this Agreement, without the prior written consent of Dot Hill, such disclosures to include without limitation, identification in client lists, press releases, promotional materials, sales presentation, and advertisements.

          12.5    Relationship of the Parties.    This Agreement is not intended to create a partnership, franchise, joint venture, agency, or a fiduciary or employment relationship. Neither party may bind the other party or act in a manner which expresses or implies a relationship other than that of independent contractor.

          12.6    Dispute Resolution.    Without prejudice to either party's rights in law or in equity, the parties will use reasonable efforts to resolve any dispute through appropriate levels of management. Neither parties rights under Article 11 shall be preempted by this subsection.

          12.7    Governing Law.    This Agreement will be governed by and construed in accordance with the laws of the State of California excluding its choice of law rules. The parties specifically agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to any dispute under this Agreement. The parties agree that the exclusive jurisdiction and venue for any action between the parties relating to or arising out of this Agreement, including disputes that may arise following the expiration or earlier termination of this Agreement, shall be brought in the United States District Court for the Northern District of California or the California state courts serving the county of Santa Clara, and each of the parties hereby submits itself to the jurisdiction and venue of such courts with respect to such actions.

          12.8    Attorney's Fees.    In the event of any litigation arising out of this Agreement or its enforcement by either party, the prevailing party shall be entitled to recover as part of any judgement, reasonable attorneys' fees and court costs.

          12.9    Severability.    If any provision, or part thereof, in this Agreement, is held to be invalid, void or illegal, it shall be severed from the Agreement or any Award Letter, and shall not affect, impair, or invalidate any other provision, or part thereof, and it shall be replaced by a provision which comes closest to such severed provision, or part thereof, in language and intent, without being invalid, void or illegal.

          12.10    Construction.    The headings and titles of the sections of this Agreement are for convenience only and will not in any way affect the interpretation of any section or of the Agreement itself. As used in this Agreement, the word "including" means "including but not limited to." Each party represents that it has had an opportunity to participate in the preparation of this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement. For purposes of this Agreement, the word "will" shall be equivalent in meaning to the word "shall," both of which describe an act or forebearance which is mandatory under this Agreement. The word "may" describes an act or forbearance which is optional under this Agreement.

          12.11    Assignment.    The rights, duties and obligations of either party under this Agreement may not be assigned in whole or in part by operation of law or otherwise without the prior express written consent of the other party, and any attempted assignment of any rights, duties or obligations hereunder without such consent shall be null and void. Notwithstanding the above, Dot Hill may assign its right to purchase Products under this Agreement to Sun Microsystems, Inc. upon prior written notice to Supplier. This Agreement shall be binding on the parties and their respective successors and permitted assigns.

          12.12    Force Majeure.    Except as provided for in Section 3.13 (Business Continuity Plan), neither party shall be liable for any delay or failure in performance hereunder caused by acts of God or other causes beyond the party's control and without fault or negligence of such party, if the party gives prompt Notice and makes all reasonable efforts to perform.

          12.13    Waiver.    Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

          12.14    Order of Precedence.    In the event of a conflict between the documents comprising this Agreement, the order of precedence shall be: (i) the Award Letter (excluding the Award Letter Exhibits), (ii) this Agreement, (iii) the Agreement Exhibits, and (iv) the Award Letter Exhibits.

          12.15    Entire Agreement and Modification.    This Agreement, together with any Award Letters and any Tooling Agreement, constitutes the entire agreement between Supplier and Dot Hill relating to the subject matter hereof. It supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms or other communication between the parties relating to its subject matter during the term of this Agreement. The preprinted terms of any P.O. and any terms in any P.O. acknowledgement shall be deemed deleted and of no force or effect. No modification of this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

Agreement No.

AWARD LETTER

        This Award Letter (this "Award Letter") is made on and as of the 20th day of May, 2002 ("Effective Date") by and between Dot Hill Systems Corporation ("Dot Hill") and Solectron Corporation ("Supplier"), pursuant to the Manufacturing Agreement, dated as of May 20, 2002, made between the parties (the "Agreement"). Capitalized terms not defined in this Award Letter have the meanings set forth in the Agreement. The parties agree as follows:

1.    Scope:

        Neither this Award Letter nor the Agreement constitutes a commitment by Dot Hill to purchase Products unless Dot Hill, in its sole discretion, issues one or more P.O.'s in the manner described in the Agreement.

2.    Products and Pricing/Initiatives:

        2.1    Products and Pricing. Dot Hill may purchase Product(s) from Supplier at the prices in U.S. dollars as set forth in the Attachment A to this Award Letter. Such pricing will be determined by the parties within thirty (30) days after the execution of the Award Letter by both parties and, at such time, the parties will add Attachment A to this Award Letter. Dot Hill shall receive a reduction in price for the cost reductions described in the last sentence of Section 3.3.3 (Cost Reductions) of the Agreement. Additionally, Dot Hill may elect to receive on a rolling annual basis (or such shorter period that may be mutually agreed by the parties) from the Effective Date of this Award Letter, and Supplier shall provide to Dot Hill, an additional reduction in pricing for Products through either:

  [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  In Attachment A, for the initial annual period (or such shorter period as may be mutually agreed by the parties) that begins after the execution of this Award Letter, Dot Hill will elect either to accept such Supplier committed fixed price reduction or the cost reduction in the penultimate sentence of Section 3.3.3 (Cost Reductions) of the Agreement.

    Supplier shall provide a detailed cost breakdown to Dot Hill for each Product covered by this Award Letter, updated quarterly two (2) weeks prior to product cost review submission, covering the then current quarter and estimates for the following six (6) quarters.

        2.1    Demand Replenishment Initiative. The terms and conditions applicable to the Demand Replenishment Program including without limitation Demand Replenishment Product Leadtimes, Demand Trigger Frequency and Delivery/Title are set forth in Exhibit D to the Agreement.

        2.2    Business Continuity Plan. The Product-specific Business Continuity Plan is set forth as Attachment D to this Award Letter.

3.    Supply Plan Communication:

        Dot Hill's material organization representative shall provide Supplier with an updated Supply Plan on at least a quarterly basis and subsequent updates as needed. In the event that Supplier has not received this information within ten (10) days after the beginning of a quarter, Supplier will notify Dot Hill accordingly.

4.    Product Leadtimes:

        Product Leadtimes for the Products are described in Exhibit D to the Agreement.

5.    Upside Support:

        Dot Hill may request all or any part of Upside Support quantity at anytime during the applicable quarter up to the maximum amount indicated beginning with Dot Hill's announcement general availability of the Dot Hill product or system that incorporates the Product(s) ("GA"). Supplier shall sell, manufacture and ship such Upside Support quantities to Dot Hill on a "first-in, first-out" basis after Dot Hill's written request.

Timeframe	Upside Max. Percentage Increase
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    Supplier shall use reasonable efforts to accommodate any request from Dot Hill to accelerate delivery of Upside Support quantities of Products within the timeframes indicated above. With respect to any request for quantities in excess of Upside Support described above, the parties shall negotiate in good faith acceptable delivery dates.

6.    Customer Support and Quality:

        Supplier will provide in-warranty and out-of-warranty customer service and support in accordance with Exhibit B to the Agreement. Supplier shall deliver Product(s) which conforms to the Specification(s) attached as Attachment E to this Award Letter and shall comply with Supplier's Quality Program attached as Exhibit C to the Agreement and Customer Support Quality Requirements attached as Exhibit C-1 to the Agreement. The quantity of Product(s) delivered to Dot Hill shall not exceed the Defects Per Million ("DPM") levels set forth in Exhibit C to the Agreement.

7.    Turnkey Components, Material Leadtimes and EOQ:

        Dot Hill will provide a components parts list indicating approved vendors for each component. Supplier will use that list to identify current Material Leadtimes and vendor requirements, if any, for economic order quantities ("EOQ") for each component.(the "List"). The initial version of the List will be added to this Award Letter as Attachment B within thirty (30) days after execution of this Award Letter by both parties. Thereafter updates to the List will be set forth in a separate written document which is hereby incorporated by reference. Supplier shall update the List, subject to Dot Hill's approval, at least once each quarter. As part of the List, Supplier will identify EOQ components which are required to be procured in a minimum order quantity ("MOQ") so that Dot Hill and Supplier can evaluate, as necessary, the costs of procuring the EOQ versus the MOQ.

8.    Tooling:

        The list of Dot Hill-owned Tooling related to this Award Letter is set forth in an Attachment to Attachment C to this Award Letter.

9.    Notices:

        Dot Hill and Supplier shall each assign an individual to administer the Agreement throughout its term (the "Administrators"). Each party shall inform the Administrator of the other in writing of a change of Administrator or such Administrator's address or telephone number.

Dot Hill's Administrator shall be:	Supplier's Administrator shall be:
Rich McGee, Sr. V.P.—Operations	Joe Regan, Vice President Strategic Opportunity Management
Dot Hill Systems Corporation	Solectron Corporation
6305 El Camino Real	847 Gibraltar Drive, Building 5
Carlsbad, California 92009	Milipitas, California 95035
Ph: (760) 931-5534	Ph: (408) 956-6660
Fax: (760) 931-5527	Fax: (408) 945-7101

10.  Award Letter Components:

        The parties agree to be bound by these terms and conditions which consists of the Award Letter and the following exhibits indicated below that are incorporated by reference herein:

☒	Attachment A (Product Pricing Matrix)
☒	Attachment B (Turnkey Components and EOQ)
☒	Attachment C (Tooling)
☒	Attachment D (Business Continuity Plan)
☒	Attachment E (Specification)

        The undersigned duly authorized representatives of the parties have executed and delivered this Award Letter as of the Effective Date. Solectron Corporation hereby assigns this Agreement on behalf of itself and those Solectron subsdiaries and affiliates described in the introductory paragraph of the Agreement.

Dot Hill Systems Corporation	Solectron Corporation
By	By

Name	Name

Title	Title

Date	Date

EXHIBIT A

ELECTRONIC DATA INTERCHANGE
(EDI) TERMS

1.    Definitions:

        1.1.    "EDI" means electronic data interchange.

        1.2.    "Adopted Format"    is the accepted method for the interchange of Documents under this Agreement based on the EDIFACT, ANSI ASC X12 or CII standards for the presentation and structuring of the electronic transmission of Documents, or other such format as may be agreed to in writing by the parties.

        1.3.    "Document"    is data structured in accordance with the Adopted Format and transmitted electronically between the parties.

        1.4.    "Test"    means transmission of a Document during a testing period to verify set ups in EDI-related software, network transmission and technical support processes.

        1.5.    "Provider"    is a business entity that provides the service of moving and routing EDI transmissions between parties.

2.    Prerequisites.

        2.1.    Documents, Standards.    Each party may electronically transmit to or receive from the other party any Document which the parties have mutually agreed to Test. The content of Test Documents will be considered "dummy" data unless otherwise agreed to by the parties. All Documents which are intended to evidence a transaction shall be transmitted in accordance with the Adopted Format.

        2.2.    Providers.    Documents will be transmitted electronically to each party through any Provider with which either party may contract and/or the Internet. The Provider for each party shall be communicated to the other party. Either party may change its designated Provider upon thirty (30) days prior written notice to the other party. Each party shall be responsible for the costs of any Provider with which it contracts.

        2.3.    System Operations.    Each party, at its own expense, shall provide and maintain the equipment, software, services and testing necessary to effectively and reliably transmit and receive Documents. If Provider is down and this prevents either party from meeting the pickup or delivery frequency agreed to, that party must notify the other party the same day.

        2.4.    Security Procedures.    Each party shall use security procedures which are reasonably anticipated to: (a) ensure that all transmissions of Documents are authorized; and (b) protect its business records and data from improper access.

        2.5.    Signatures.    Each party may adopt as its signature an electronic identification consisting of symbol(s) or code(s) which are to be affixed to or contained in each Document transmitted by such party ("Signatures"). Each party agrees that any Signature of such party affixed to or contained in any transmitted Document shall be sufficient to verify such party originated such Document. Neither party shall disclose to any unauthorized person the Signatures of the other party.

3.    Transmissions.

        3.1.    Proper Receipt.    Documents shall not be deemed to have been properly received, and no Document shall give rise to any obligation, until accessible to the receiving party at such party's electronic mailbox.

        3.2.    Verification.    Upon receipt of any Document, the receiving party shall promptly and properly transmit a functional acknowledgement in return within one (1) business day after receipt of a Document.

        3.3.    Acceptance.    If a transmitted Document requires acceptance by the receiving party, any such Document which has been properly received shall not give rise to any obligation unless and until the party initially transmitting such Document has properly received in return an acceptance Document.

        3.4.    Garbled Transmissions.    If any Document is received in an unintelligible or garbled form, or otherwise contains evidence of faulty transmission, the receiving party shall promptly notify the originating party (if identifiable from the received Document) in a reasonable manner. In the absence of such notice, the originating party's records of the contents of such Document shall control.

        3.5.    Erroneous Transmissions.    If either party receives a Document from the other party which differs from the applicable terms and conditions, (e.g., an order with a price, quantity or schedule different than that mutually agreed upon), the receiving party shall promptly contact the sending party to confirm the accuracy of the Document.

4.    Transaction Terms.

        4.1.    Order Placement.    Each Purchase Release electronically transmitted shall reference the Dot Hill Purchase Release number, and the Dot Hill EDI number.

        4.2.    Validity, Enforceability.    The parties acknowledge their mutual intent to create binding purchase, sale and payment obligations by means of electronic transmission and receipt of Documents specifying certain of the applicable terms. During the term of the Agreement, all obligations concerning the delivery of such Documents in written form may be satisfied by a transmission pursuant to the terms of this Exhibit. However, either party shall have the option, at its discretion, to transmit Documents in written form to the other party.

        Any Document properly transmitted pursuant to these terms shall be deemed ("Signed Documents") and shall be considered, in connection with any transaction, to be a "writing" or "in writing" and to have been "signed" and to constitute an "original" when printed from electronic files or records established and maintained in the normal course of business.

        The parties agree that the provisions of the Uniform Commercial Code, Section 2-201 ("Formal Requirements: Statute of Frauds"), shall not apply to Documents covered by this Exhibit since hard copies of Documents will not be issued and the parties further agree that said Documents shall be deemed to satisfy any statutory or legal formalities requiring that agreements be in writing, including, but not limited to the Statute of Frauds.

        The conduct of the parties pursuant to this exhibit, including the use of Signed Documents properly transmitted, shall, for all legal purposes, evidence a course of dealing and a course of performance accepted by the parties in furtherance of this Agreement and Document.

        The parties agree not to contest the validity or enforceability of Signed Documents under the provisions of any applicable law relating to whether certain agreements be in writing or signed by the party to be bound thereby. Signed Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall contest the admissibility of copies of Signed Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the Signed Documents were not originated or maintained in documentary form.

5.    Implementation Period. The parties will use commercially reasonable efforts to implement EDI within ninety (90) days following the Effective Date of this Agreement to permit the electronic interchange of Documents. Until such time that Dot Hill is in a position to use EDI with Supplier, Dot Hill shall not be liable for the failure by Dot Hill to use EDI to provide to transmit Documents with Supplier.

Exhibit B

Customer Support Provisions

1.0  Purpose

        To define Supplier's responsibilities to Dot Hill for in-warranty and out-of-warranty repair and support. This document shall be used in conjunction with Exhibit C and Exhibit C-1.

2.0  Scope

        This exhibit, in conjunction with Exhibit C and Exhibit C-1, describes Dot Hill Enterprise Services' requirements for worldwide Product support either by Supplier or by Supplier's authorized third party(ies). Dot Hill's goal is to receive Product 100% on time and that such Product meets the quality requirements defined in Exhibit C-1.

3.0  Definitions

        3.1  Bill of Material ("BOM") shall mean a list of parts or sub-assemblies used to manufacture a Product.

        3.2  Depot Repairable Unit ("DRU") shall mean a subassembly of Product sent by a Dot Hill Third Party Repair Supplier ("TPRS") to a Supplier's depot for repair.

        3.3  Distribution Center ("DC") shall mean a third party designated by Dot Hill who processes Product returns on Dot Hill's behalf. The DC's consist of 2 types:

        Type A: Performs various services for Dot Hill but does not have a financial relationship with Supplier.

        Type B: Performs various services for Dot Hill, issues purchase orders and pays invoices for materials purchased for use in the maintenance of Dot Hill Products. A "Type B' DC has a financial relationship with Supplier.

        3.4  Engineering Change Order ("ECO") shall mean the mechanism by which a party notifies the other party of a change to the Product.

        3.5  Field Replaceable Unit ("FRU") shall mean a Product or subassemblies thereof which can be replaced at the customer site.

        3.6  First Customer Ship ("FCS") shall mean the initial production shipment of Product by Supplier to Dot Hill.

        3.7  No Trouble Found ("NTF") shall mean Product which Dot Hill has returned as defective but which passes Supplier's standard test process (as approved by Dot Hill). NTF does not include Product which incurred any ECO upgrades and/or adjustments by Supplier.

        3.8  Product shall mean the Products and FRUs/DRUs listed on Exhibit B-5, including any third party products incorporated therein, as well as new Product later released and confirmed in writing by Supplier via electronic mail or updated price list.

        3.9  Product Specification shall mean the written performance representations, mechanical dimensions and descriptions, electrical and timing requirements, component information, and configuration for the Product purchased by Dot Hill, whether generated by Dot Hill or Supplier, which have been agreed to in writing by the parties.

        3.10 Regional Stocking Location ("RSL") shall mean Dot Hill or third party facilities designated by Dot Hill which are responsible for storing and processing FRUs.

        3.11 Repair Service shall mean minor adjustments to Product, repair of defective Product, or provision of Repair or Replacement Product.

        3.12 Repaired or Replacement Product shall mean Product of the same model and part number, but not necessarily the same serial number, used to replace defective Products. This Product can be either new or of a like new condition.

        3.13 Return Material Authorization ("RMA") shall mean the formal authorization from Supplier under which Dot Hill returns Product for repair or replacement.

        3.14 Dot Hill Office shall mean a Dot Hill facility.

        3.15 Dot Hill shall mean Dot Hill Enterprise Services for the purpose of this Exhibit B.

        3.16 Supplier Corrective Action Request ("SCAR") shall mean Dot Hill's formal request mechanism for corrective action issued to Supplier.

        3.17 Third Party Repair Supplier shall mean a third party who performs repair services for Dot Hill.

4.0  Repair Services and Requirements

        4.1  At a minimum, Supplier shall maintain, directly or through agents, the fully equipped and staffed facilities specified in Exhibit B-1 to a level sufficient to meet the agreed performance targets. On at least a monthly basis, Dot Hill and Supplier shall review the manangement of the FRU pool, and make any appropriate agreed upon changes thereto.

        4.2  Supplier will provide FRU support as follows:

          4.2.1    Supplier must identify all Product FRUs by a unique identifier and provide them to Dot Hill. Supplier agrees to coordinate its FRU identification criteria to fully meet Dot Hill's needs within ten (10) days of the Effective Date.

          4.2.2    Supplier agrees that all of its Product FRUs meet Dot Hill's requirements for the Dot Hill FRU ID program.

          4.2.3    FRUs are required on a worldwide basis, with volumes dependent on system forecasts and MTBF results and Supplier will meet or exceed Dot Hill's worldwide FRU needs as required by Dot Hill.

        4.3  Supplier shall ship a Repaired or Replacement FRU to Dot Hill within three (3) working days after receipt of Dot Hill's RMA request. FRUs may be supplied from an exchange pool of Product meeting the Product Specification provided by Dot Hill and is free from defect.

        4.4  If Supplier has not received a Product back from Dot Hill for in-warranty repair within fifteen (15) days after receipt of an RMA for such Product, Supplier will notify Dot Hill in writing that Supplier has not received such applicable Product. If Dot Hill fails to return such Product to Supplier within fifteen (15) days after receipt of written notification thereof from Supplier, then Supplier may generate an invoice and charge Dot Hill the applicable sales price for a Product if Supplier has previously provided to Dot Hill a comparable Product without charge as part of in-warranty repair service. This Section 4.4 shall not affect the provisions of Section 4.3 in any manner.

        4.5  Dot Hill goal is 100% on time delivery performance and quality goal is [...***...]. Supplier agrees to meet these goals for FRUs and all repairs.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          4.5.1    For purposes of this exhibit, "Unexpected Failures" shall mean FRU failures which are related to the identical root cause occurring within [...***...] after the date of delivery of the FRU, equal to or in excess of the rate (the "Unexpected Failure Rate") set forth in each Award Letter, resulting from defects, in workmanship, manufacturing process, or design (but specifically excluding therefrom, any design or specification provided by Dot Hill). Supplier will pass through to the benefit of Dot Hill warranties provided by component and sub-system suppliers.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          4.5.2    In the event of a suspected Unexpected Failure, Dot Hill shall promptly notify Supplier, and shall provide the following information, if known and as may then exist: a description of the defect, and the suspected lot numbers, FRU IDs or other identifiers, and delivery dates of the defective FRUs. Dot Hill shall also deliver or make available to Supplier, samples of the defective Products for testing and analysis. Within five (5) days of receipt of Notice from Dot Hill, Supplier shall provide its preliminary findings regarding the cause of the failures. Thereafter, Supplier shall promptly provide the results of its root cause corrective analysis, its proposed plan for the identification of and the repair and/or replacement of the affected FRUs, and such other appropriate or desirable information.

          4.5.3    The parties shall also cooperate and work together to expeditiously devise and implement a corrective action program which identifies the defective units for repair or replacement, and which minimizes disruption to the end user.

          4.5.4    In the event of an Unexpected Failure, Supplier shall be responsible for (i) repair and/or replacement of the defective FRUs; or (iia credit or payment to Dot Hill in an amount equal to the cost to Dot Hill for qualified, nondefective replacement FRUs acceptable to Dot Hill; b) [...***...]; and c) reasonable freight and transportation costs incurred in connection with the repair and/or replacement of the defective FRUs (and the Product in which the FRU is incorporated if the FRU cannot be separated without undue inconvenience or disruption to the end user).

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Other costs not identified herein may be incurred by either party. The reimbursement, if any, of these costs will mutually agreed by the Parties.

        4.6  For a period of not less than [...***...] after the last delivery of each production Product to Dot Hill, (the "Service Period") Supplier agrees, at Dot Hill's option, to either continue manufacture of spare parts, FRUs and DRUs and provide reasonable quantities of the same to Dot Hill, or to provide Repair Services to Dot Hill, Dot Hill authorized TPRS's and DC's during the entire Service Period.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        4.7  If Supplier elects to discontinue Repair Service after the expiration of the Service Period, Supplier agrees to provide Dot Hill a minimum of six (6) months advance written notice of Supplier's intent to discontinue Repair Service.

        4.8  Product will be shipped to Dot Hill in a configuration defined by the Product Specifications and BOMs.

        4.9  Repaired or Replacement Product will be upgraded by Supplier to the then current Product revision level or to a revision level as documented and agreed upon by Dot Hill and Supplier.

        4.10 Replacement in Lieu of Return. During the warranty period of disk drives included in Products, in the event that Dot Hill is not permitted to return such defective disk drives for repair that are located within restricted government facilities, Supplier will provide replacement disk drives to Dot Hill, as required, at no charge to Dot Hill and without a demand for the return of such defective disk drives by Dot Hill provided that the applicable end user of such defective disk drives complies with the then-current "black hole" policy of Dot Hill.

5.0  Product Support

        Supplier will support Dot Hill to achieve the following:

        5.1  Serviceability requirements will be defined for this project, and the Dot Hill will need to be able to meet them. requirements may include such things as: no special tools required, maximum average time to repair, including FRU replacement. Diagnostics and troubleshooting coverage of the system to a minimum percent of the system (i.e., Diagnostics can identify a failing component across XX% of the system).

        5.2  The serviceability requirements defined for any Product will be based upon the Base Level Product Serviceability Requirements (BLPSR). These requirements must support the marketing and service delivery model.

        5.3  As part of these serviceability requirements, the product, or product concept, must be able to provide first fault isolation to a single FRU with a [...***...] success rate by general availability (GA) of the product. If it can not, the service cost estimates will reflect this lack of functionality.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.0  Price

        6.1  Unless otherwise provided in the Manufacturing Agreement, there shall be no charge to Dot Hill for Repair Services (including, but not limited to, labor, material testing or packaging) during the warranty period.

        6.2  All costs for out of warranty repair prices, including but not limited to labor, material, testing and packaging, are as shown in Exhibit B-4.

        6.3  Repair prices shall not increase for at least [...***...] from termination of the warranty period for the first order of production level units of Product shipped to Dot Hill under this Agreement. Any subsequent change in pricing shall require written notification to Dot Hill. Any increase will require notification ninety (90) days prior to the effective date and must include justification for the increase.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.0  Payment

        7.1  Dot Hill shall be liable to pay only for Repair Services, FRUs and DRUs ordered by and invoiced directly to Dot Hill. Dot Hill shall not be liable to pay for any Repair Services, FRUs and DRUs ordered by DC's or TPRS's. Supplier shall determine the creditworthiness of any named DC or TPRS and, with price, quality, warranty and leadtimes determined by this Agreement, shall arrange credit and other terms directly with such DC's or TPRS's. Repair Services ordered by DC's or TPRS's for Products shall be added to Dot Hill's cumulative volume of Repair Services.

        7.2  Dot Hill's purchase order number, Product serial number, RMA number, or other required reference numbers shall be clearly identified on all correspondence, shipment, and invoice documentation associated with Repair Services.

8.0  Freight and Import/Export Fees

        8.1    Freight and Import/Export Fees—In Warranty Products.    Supplier shall pay all outbound freight charges, duty, taxes, customs and/or brokerage fees associated with and resulting from the return of the repaired Product to Dot Hill. Supplier will ship returned Product by the same method used inbound. 8.2 Freight and Import/Export Fees—Out of Warranty Products. Dot Hill shall pay all freight charges, duty, taxes, customs and/or brokerage fees for shipment of the defective Product to Supplier. Supplier is responsible for freight charges associated with shipment of repaired or Replacement Products to Dot Hill. Repaired Product will be shipped by the method indicated in exhibit C..

        8.3    Expedited Transportation.    All Product, whether in or out of warranty, which is past due from the date established by the RMA and tracked in the purchase order shall be shipped by the most expeditious method at Supplier's expense.

9.0  Repair Warranty

        9.1  Supplier agrees to provide in warranty and out of warranty repairs on all Products and FRUs, for at least [...***...] after the last delivery of production Product.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        9.2  All Repaired or Replacement Products and FRUs shall be warranted by Supplier to perform in accordance with the applicable Product Specification or portion thereof as agreed to in writing by the Supplier and Dot Hill, and shall be free from defects in material and workmanship as follows:

          a.    In warranty: [...***...] from the date of receipt by Dot Hill or for the remainder of the original Product warranty, whichever is greater.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          b.    Out of warranty: [...***...] from the date of receipt by Dot Hill.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        9.3  Repairs on Products or FRUs shall be handled in accordance with the terms of this Exhibit B.

        9.4  Supplier shall provide Dot Hill with applicable repair costs, replacement costs, lead times, changes in MTBF data and other pertinent data points.

10.0 NTF's

        10.1    No Trouble Found ("NTF")—In Warranty and Out of Warranty

        NTF charges will be set forth in Exhibit B-3. NTF charges set forth in Exhibit B-3 will apply only in the event that the number of units determined to be NTF exceeds [...***...] during the [...***...] after Dot Hill's general availability of a Product, and [...***...] thereafter, of the total units returned to Supplier for repair each month that are found to be NTF for a specific Product, which has been agreed upon by Dot Hill and Supplier in writing, which agreement as to such specific Product shall not be unreasonably withheld, delayed or conditioned.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        10.2 Regardless of whether or not a Product is determined to be NTF or repaired, it must be upgraded to a revision level accepted by Dot Hill. NTF charges do not include the cost of upgrading any Product to a revision level agreed upon by Dot Hill and Supplier. Upgrade charges will be identified separately.

11.0 Inventory Management

        11.1 Supplier shall follow adequate procedures for the proper control of Dot Hill inventory. Record keeping shall include, but not be limited to, the maintenance of accurate, updated records of the Dot Hill inventory and the use of an inventory tracking system that measures physical inventories, cycle counting, and other adjustments to maintain accuracy.

        11.2 Cycle count results shall be reported by Supplier to Dot Hill within two (2) working days after Dot Hill's initial request.

        11.3 Supplier shall be responsible for all Dot Hill owned Product inventory variances in Suppliers' possession. If Supplier is unable to reconcile any inventory variance for Products in Supplier's possession, Supplier shall be liable for the unaccounted inventory and will: (i) provide Dot Hill a like unit or, (ii) upon Dot Hill's agreement, give Dot Hill full credit for Dot Hill's replacement cost of the missing item within thirty (30) days after discovery of the variance.

        11.4 Supplier shall be responsible and bear the risk of loss for any test equipment, system hardware, and/or bailed materials provided by Dot Hill in support of Product repair. If Supplier is unable to reconcile any variance in such equipment and/or material, Supplier shall be liable for the unaccounted equipment and will provide Dot Hill a full credit for Dot Hill's replacement cost of the missing item within thirty (30) days after discovery of the variance. Supplier shall use its best efforts to provide Dot Hill with a list of all its requirements for equipment unique to Dot Hill's Products ninety (90) days prior to initiating Product repair support.

Exhibit B-1

Supplier's Repair Facilities

Solectron Global Services
260 S. Milpitas Blvd.
Milpitas, CA 95035
Contact: Dot Hill Program Manager
Fax: (408) 957-3198

Exhibit B-2

Not Used

Exhibit B-3

NTF Charges

        The NTF per unit charge is: U.S. $[...***...] per unit.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B-4

Out of Warranty Repair

        [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

SUPPLIER'S QUALITY PROGRAM

1.0  Purpose

        This exhibit defines Dot Hill's requirements for Supplier's quality program ("Quality Program") and Supplier's responsibilities for manufacturing, inspecting, testing and supplying production Product(s) to Dot Hill. Additional Customer Support quality requirements are set forth in Exhibit C-1 attached hereto.

2.0  Scope

        This exhibit describes Dot Hill's requirements for the Quality Program for the manufacture of Product(s) for Dot Hill. Product(s) covered under this Exhibit C are fabricated materials and assemblies and electrical-mechanical turnkey assemblies ("Enclosure Products"). The term "quality" as used herein means conformance to the Specification for the Product (Dot Hill's Engineering document) and all other applicable Dot Hill process and Product specifications as they may be amended from time to time by Dot Hill Engineering Change Orders ("ECOs"). Specification shall mean the applicable Product specification for the Product(s), which may be changed from time to time by written agreement of the parties.

        2.1    Objective

          Dot Hill's objective is to achieve "ship to stock" status for all Products shipped to Dot Hill as a result of Supplier consistently meeting the Quality Program defined in this exhibit.

        2.2    Applicable Documents

  Dot Hill's process and Product specifications
  Supplier's Product Specification
  Supplier Scorecard Procedure
  ISO 9000
  Supplier Engineering: Mass Storage Group Supplier Certification Process
  Additional Documents (applicable to Enclosure Products):
  Dot Hill's Color Specifications
  Dot Hill's Paint Specifications
  Dot Hill's Global Cosmetics Quality and Workmanship Standards
  First Article Procedure

3.0  Precedence of Documents

        In the event of a conflict between the terms and conditions of this Agreement, Dot Hill's Specification, Dot Hill's process and Product specifications, and this Exhibit C, the order of precedence shall be as follows: (1) this Agreement, (2) Dot Hill's Specification, (3) Dot Hill's process and Product specifications, (4) this Exhibit C.

4.0  Supplier Process Requirements

        Supplier shall adhere to a quality/manufacturing plan (including a data collection/tracking/reporting system) ("the Process"), that will ensure compliance with the requirements and terms and conditions of this Exhibit C, the Agreement, and ISO 9000. The Process and procedures developed by Supplier shall be documented. Dot Hill will review this Process during the Process Certification period (see Section 5.5 of this exhibit). Supplier is responsible for the quality of Product(s) and/or components procured or manufactured for Dot Hill. Approval of Supplier's Process by Dot Hill does not relieve Supplier of this responsibility. Supplier shall develop and implement a process for initial and ongoing/periodic process certification of internal and external suppliers for components and all major subassemblies. Supplier will provide copies of certification results/reports to Dot Hill upon request.

        4.1    Process Flow Charts

          Supplier shall provide a general process flowchart for the Product(s) and major subassemblies as agreed to by Dot Hill and Supplier and shall identify all assembly, test, and inspection subprocesses.

        4.2    Data Collection Systems

          Supplier shall implement a "Weekly Value Chain Quality Chain Reporting System". The Data Collection System will show where failure data is collected and detailed process yield targets. Supplier shall provide on-going reports (via electronic or web-based method) of current yields, the top three (3) pareto failures per critical process, failure analysis ("FA") and corrective action ("CA") documenting continuous improvement and Ongoing Reliability Testing ("ORT"), at Dot Hill's option. This will be reviewed by Dot Hill during the Process Certification.

        4.3    Configuration Control

          Supplier must develop and implement a "Dot Hill Configuration DPM Goal Quality Assurance Plan" prior to production start, as mutually agreed upon by the parties, which will include, but not be limited to, the following. DPM, as defined herein, means Defects Per Million.

  •
  FA plan
  •
  Reporting methodology/format
  •
  Closed loop CA plan
  •
  Individuals and/or team identified as owners of the plan
  •
  Process to include alert levels and trigger points
  •
  Specifications required, maximum time for actions to be completed, escalation and review process.
  •
  Statistical DPM measurement method
  •
  Dot Hill Supplier Engineering: Quality Demonstration Test Plan

        4.4    Quality Assurance Plan

          Supplier must develop and implement a "Dot Hill Configuration DPM Quality Assurance Plan" prior to production start, as mutually agreed upon by the parties, which will include, but not be limited to, the following:

  •
  FA plan
  •
  Reporting methodology/format

    Weekly unless agreed otherwise:

            1.    Yield/DPM report (all critical stations, including pareto with FA/CA for the top 3-5 pareto items with targets);

            2.    Outgoing Quality Test/Audit DPM report with FA/CA for all failures;

            3.    DPM Improvement Plan if greater than Dot Hill goal (updates weekly or biweekly);

            4.    Corrective Action Report ("CAR") Tracking Log;

            5.    Dot Hill site first level FA reports;

            6.    FA/CA reports; and

            7.    CAR tracking report.

  •
  The reporting frequency of the reports listed below will be as reasonably requested by Dot Hill:

            1.    Quality Demonstration Test ("QDT") DPM report with FA/CA for all failures

            2.    ORT/Periodic Reliability Sequential Test (PRST) chart with FA/CA for all failures

            3.    Test Demo/QDT reports for beginning of program (one time—reference Process Certification Test)

            4.    Annualized Failure Rate ("AFR") report (Dot Hill's and other comparable customers' monthly data and 5 month rolling average) (monthly)

            5.    Turn-around time ("TAT") tracking reports

  •
  Closed loop CA plan
  •
  Individuals and/or team identified as owners of the plan
  •
  Process to include alert levels and trigger points
  •
  Specifications required, maximum time for actions to be completed, escalation and review process.
  •
  Statistical DPM measurement methodology process to proactively inform Dot Hill of any Products suspect of not meeting Dot Hill's quality or reliability requirements along with risk assessment
  •
  Dot Hill Supplier Engineering: Quality Demonstration Test Plan

        4.5    Control of Purchases

          Supplier will have a Quality Program that provides a reliable means of determining the quality and reliability levels of all purchased supplies, material, and components used in the manufacture of Product(s).

          In the event Supplier desires to change the vendor or selected source of a component used in the manufacturing of Product(s), Supplier shall collect quality/evaluation data to support and justify the change (data must show that quality levels are sustained and/or improved). The quality data will be made available to Dot Hill at least sixty (60) days prior to implementation by Supplier. Section 4.8 below details what source changes require prior notification.

          In the event that a problem is identified in the availability or quality of purchased supplies, materials or components used in the manufacture of Product(s), upon Dot Hill's request, Supplier agrees to permit Dot Hill to participate in the development of a Corrective Action plan, which may include Dot Hill personnel accompanying Supplier's personnel to vendor sites to perform process and design audits and view CAs.

          Supplier is responsible for all inspections/tests of Sub-tier Supplier-purchased or Supplier-produced parts to ensure conformance to the Specification. Supplier will develop and implement a plan for the tracking of individual components by production lot for at least one (1) year from the date of delivery by Supplier of Products that consist of or contain such components. Such plan and the implementation thereof will be similar in all material respects with the plan that Supplier is developing and plans to use with Sun Microsystems, Inc. Supplier will use commercially reasonable efforts to implement any such plan prior to the date on which Supplier makes available, in volume, Products to Dot Hill. Supplier shall not use any non-conforming purchased or produced parts.

        4.6    Defect-Free Program/Corrective Actions

          Dot Hill's goal is to receive Product(s) that are defect-free. Supplier shall document and implement a defect-free program as part of the Process which constantly reduces the defect rate of its Product(. Dot Hill shall not be obligated to accept any defective Product(s) shipped by Supplier.

          Supplier will establish a program to ensure the performance of effectiveness CAs. This program will be based upon information derived from failure reporting and analysis and will ensure that parts, components or assemblies are corrected so as to properly perform their intended function. Supplier shall maintain records of CAs indicating the frequency of defect during fabrication of Product(s), the proposed corrective change in process, evaluation of its effectiveness, and an effective date, date code and serial number for implementation. Such records will be posted on Supplier's Value Chain website (referenced in Section 4.2 above) for review by Dot Hill.

        4.7    Changes in Manufacturing Process or Product

          In the event that Supplier desires to change the Product or its fundamental manufacturing process, Supplier shall notify Dot Hill in writing within a reasonable period (no less than sixty-five (65) days unless such shorter period is agreed to be Dot Hill in advance based on the critical nature of implementation of the change, which agreement will not be unreasonably withheld, delayed or conditoned) prior to the effective date of the proposed change and provide Supplier deviation, Engineering Change Request ("ECR")/ECO) or process change notification document(s) to Dot Hill for formal review/approval. Supplier will not implement any change to a Dot Hill configuration which is not approved by Dot Hill in writing, such approval not to be unreasonably withheld, and/or will have a negative impact on Product quality or reliability. Examples of changes which require notification include, but are not limited to, the following:

  •
  Changes in major test equipment
  •
  Changes in burn-in time or environment
  •
  Changes in manufacturing facility locations
  •
  Any changes that affect the form, fit, function, quality, reliability, serviceability or safety of the Product(s).
  •
  Any change to the Product affecting clock speeds.
  •
  Any change of a programmed part on the Product(s).
  •
  Any change to a custom or semi-custom integrated circuit.
  •
  Any change made to correct a problem in a Dot Hill application, made at the request of Dot Hill.
  •
  Any change made to the board fab.
  •
  Any change to material specified in Dot Hill's Specification/Drawings (Enclosure Products).

          Supplier shall supply Dot Hill copies of all ECOs affecting the Product.

          Supplier agrees to provide verbal notification to the appropriate Dot Hill SE of all other process changes which do not affect form, fit, function, serviceability, or safety.

          Supplier shall implement such changes in the process only if collected quality/evaluation data verifies that quality and reliability levels would be sustained and/or improved as a result of such change. The quality data must be submitted to Dot Hill for review before implementing the change.

        4.8    Re-Qualification

          Major changes in manufacturing process will require re-qualification and/or process re-certification to the Specification, except to the extent Dot Hill waives this requirement by providing written consent, which consent will not be unreasonably withheld, delayed or conditioned. Dot Hill may require, at its sole discretion, that Supplier perform reliability tests if applicable to Product to confirm an equivalent or improved reliability of the Product(s). Supplier shall coordinate notification of planned major changes with Dot Hill. At Dot Hill's request, Supplier shall run a pilot production.

          All Product and process changes affecting form, fit, function, quality or reliability require Supplier to submit a completed Qualification Data Package, reference "Quality Data Package Expectation" provided by Dot Hill to Supplier. The Quality Data Package must be completed and supplied to Dot Hill at least sixty (60) days prior to implementation of the change. Reimbursement for costs associated with the above requirements will be as mutually agreed prior to any re-qualification

5.0  Product Qualification Program

        This section describes a series of reviews and tests that Supplier must accomplish during the product development and pilot build of its Product(s).

        5.1    Process Certification

          5.1.1    Products

            Supplier will conduct PCTs prior to the start of Dot Hill production. The purpose of these tests is to have Supplier demonstrate that its manufacturing process is stable and capable of producing high quality product in volume.

            Required documentation will include, but not be limited to, the following:

      •
      Parts lists, schematics, and mechanical drawings that have been released to manufacturing for production build.
      •
      Procedures for all phases of the production assembly and test of the Product.
      •
      Demonstration that modifications to Dot Hill's specified baseline test/burn-in times are adequate to eliminate residual infant mortality.
      •
      Yield and pareto data for all test and inspection points covering a sample quantity defined by Dot Hill. Pareto, as defined herein, shall mean a list of failures. At Dot Hill's option, a representative of Dot Hill may be sent to Supplier's factory to observe the build.

          5.1.2    DF* (Design for Manufacturability, Design for Testability, etc.):    Supplier will implement all DF* recommendations as identified by Dot Hill, Supplier's "Open Bug GAP Report", and External Manufacturer(s) recommendations prior to P2 build. Supplier will review all fixes with Dot Hill Operations Engineering prior to DF* implementation.

          Any additional gaps identified by Supplier during any pre-production or production volume phase throughout the entire supply chain is subject to review by Dot Hill Operations Engineering. Any gaps identified by Dot Hill Operations Engineering will be communicated to Supplier for review/verification and implementation in a timely fashion.

          5.1.3    Design/Compliance Verification:    Dot Hill Operations Engineering will review all Supplier Product design verification test plans and results against Dot Hill's best practices. Any gaps identified will be reviewed with Supplier for applicable modifications.

          5.1.4    Supplier Assembly Tooling and Enclosure Products Tool/Process Qualification.    No data or samples will be submitted for Dot Hill's approval until Supplier has inspected the mutually agreed upon quantity of parts and has ensured that the tool/process satisfies Dot Hill production level drawing and engineering specifications. This requirement also applies to any re-submission that may be required. Submission of gauge Reproducibility and Repeatability reports to Dot Hill is required for all critical assembly tooling prior to production of a part/assembly for Dot Hill.

          For Supplier developed Dot Hill Tooling, Supplier shall provide complete tool design drawings to Dot Hill's SE for approval prior to construction of Dot Hill tooling. Tool Approval/First Article Inspection. Supplier shall provide to Dot Hill, for its approval, data obtained from a 100% inspection of all dimensions/specifications of the initial parts produced to evaluate the tooling and set-up. These parts shall be run under production conditions (e.g. correct speed and proper temperature). Each cavity of a multi-cavity mold must be inspected and approved.

          If heat treating and/or plating or coating is specified, the parts must be re-evaluated and additional data collected after these processes have been completed.

          Dot Hill reserves the option to verify and validate any and all First Article results.

          Reimbursement, if any, of costs associated with qualification, inspection, design and creation of tooling will be as mutually agreed.

          5.1.5    Process Capability

          Supplier shall produce a Process Capability Study which analyzes the information and data for the variable characteristics of all processes in a mutually agreed upon format. Supplier shall adjust processes as indicated by the Process Capability Study results to achieve targeted quality goals. Supplier shall develop X/R charts or comparable information to evaluate the capabilities of the processes. All critical dimensions or features of parts called out in Dot Hill's drawings shall meet a Cpk index of 1.33 (industry standard measurement).

        5.2    Quality Systems Requirements

          Supplier must maintain a defined Quality System for Product measurement and evaluation throughout the manufacturing process. The Quality System shall monitor incoming material control, work-in-process and final Product and packaging. The Quality System shall include:

            (a)  Acceptance processes and facilities

            (b)  Maintenance and calibration of gauging and test equipment

            (c)  Sampling plans and First Article inspection

            (d)  Control and disposition of non-conforming material

            (e)  Records maintenance

            (f)    Ship hold and Stop-ship authorization procedures

            (g)  Reliability and qualification test data for Product

        5.3    Packaging Requirements

          Specific packaging requirements beyond the standard process will be supplied by Dot Hill as required. In all cases packaging and outer packaging must be provided to ensure all material arrives at Dot Hill undamaged.

        5.4    Dot Hill Quality Levels

          Supplier's quality levels for Product are measured in DPMs and shall cover the entire manufacturing process, Supplier post pack audit and customer DOAs. Failures will be attributed to Supplier's process or Product unless Dot Hill and Supplier mutually agree that such a failure was not caused by Supplier. Minimum targeted DPM rates during production are set forth below.

          Beyond month one of production, all Product failures in excess of the DPM requirements below will be required to have a documented improvement plan. Where required by Dot Hill, this plan will also contain extraordinary action plans such as pre-screening. Dot Hill also reserves the right to place Products which exceed the DPM requirements on stop-ship.

          Failure rates – # of verified failures divided by the # of units used (by Dot Hill and/or Dot Hill contractors) multiplied by 1,000,000.

  OEM Storage Goals

Production items	First Quarter	Second Quarter	Third Quarter	Fourth Quarter and beyond
In circuit test	[...***...]	[...***...]	[...***...]	[...***...]
Board level functional test	[...***...]	[...***...]	[...***...]	[...***...]
System level functional test	[...***...]	[...***...]	[...***...]	[...***...]
Post pack audit	[...***...]	[...***...]	[...***...]	[...***...]
Defects on arrival	[...***...]	[...***...]	[...***...]	[...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Both parties acknowledge that the above DPM levels are initial estimates of reasonable targets for the Products. The parties will review such goals every ninety (90) days after the first quarter of production of the Products and reset the targets as mutually agreed, which agreement shall not be unreasonably withheld, delayed or conditioned. It is anticipated that quality levels will continue to show improvements from these baselines over time. As Dot Hill's internal integration DPM rates decrease, Dot Hill reserves the right to re-negotiate these DPM requirements with Supplier. Steady state DPM will be used for the purposes of scorecarding quality.

        5.5    Actions Related to Excessive DPM Rates and/or Unexpected Failures

          If the Product(s) fail to meet the minimum target DPM goals, Supplier will perform a root cause analysis to attempt to identify problems that may have caused such failure. Dot Hill and Supplier agree that in the event Product fails to meet the DPM rates set forth in Section 5.4 above, and the cause is due to Supplier workmanship or Supplier purchased materials, then Supplier shall implement immediate corrective actions, at Supplier's expense and in accordance with an plan and schedule that has been agreed to by Dot Hill, to screen out the defects causing the yields to exceed the requirements until long term corrective actions are implemented and proven effective. Said corrective actions may include, but are not limited to, the following:

  •
  Extended component, sub-assembly and/or final assembly level burn-in to remove any latent failures.
  •
  Special screening tests in Supplier's process.
  •
  Extend the test time of final/post-final function test(s).

6.0  Supplier Audit Programs

        Supplier shall perform a series of monitoring tests to ensure that its Product(s) conform to Dot Hill's requirements. A brief description of each test requirement follows.

        6.1    ORT

          Supplier shall conduct ORT tests in accordance with mutually agreed upon criteria. The testing will be conducted at Supplier's site in a manner mutually agreed upon between the parties. The ORT test results shall be delivered to Dot Hill on a weekly basis and shall include details of any FA and CAs taken to address any ORT failure. Supplier shall report ORT failures to Dot Hill within twenty-four (24) hours after occurrence.

        6.2    Field MTBF and AFR Reporting

          Supplier will implement a process and worldwide database to effectively track monthly field returns by Product (model). Supplier will provide all data requested by Dot Hill by the 15th of each month. Data must be provided for Dot Hill population only and a separate reporting for "Other Supplier Customers".

        6.3    Ongoing Quality Audit

          Dot Hill and Supplier shall agree to a statistically valid method for estimating the ongoing quality level of every shipment prior to delivery to Dot Hill. Any lots not meeting the agreed upon quality level will be 100% screened by Supplier to ensure their conformance to the Specification. At Dot Hill's request, Supplier shall conduct Dot Hill application-specific process monitoring tests. The purpose of this testing is to monitor the ongoing performance of manufacturing processes and to identify Supplier's manufacturing process problems at Supplier's site.

          Testing will be conducted on equipment as specified by Dot Hill. Dot Hill shall provide procedures, equipment lists, and analysis of test results. Supplier shall set up the test, maintain the equipment, analyze the root cause of all failures and take appropriate CAs. The following provisions are also applicable to Enclosure Products.

          Process Control. Supplier shall maintain control of the manufacturing process utilizing process capability charts. Supplier will notify Dot Hill when the established control limits have been reached or exceeded.

          Deliverable Inspection Data. Supplier shall submit to Dot Hill control charts and data for all controlled dimensions outlined by Dot Hill at intervals designated by the responsible SE.

        6.4    Periodic Specification Testing (PST)

          Supplier shall re-test the Product to the full Dot Hill Specification, including beyond spec margin testing and test demonstration, on a periodic basis to confirm ongoing performance to the Specification and to verify that there are no major changes to design margins. The specific timing of this test will be determined by mutual agreement of the parties prior to the start of production. Supplier shall provide a detailed plan for Dot Hill's approval at least once per quarter. If at any time any of the Dot Hill quality metrics are triggered, PST and test demonstration Product validation will be required. These triggers include, but are not limited to, the following:

  •
  Factory DPMs
  •
  Reliability
  •
  Defects on Arrival ("DOA")
  •
  Dot Hill customer escalations

          Dot Hill ORT or PPA reimbursement, if any, of costs associated with the above will be as mutually agreed.

7.0  Dot Hill Audit Programs

        After the Product(s) have been introduced into manufacturing, Dot Hill may choose to conduct the following tests to ensure conformance to the Specification.

        7.1    Source Inspection

          Dot Hill may elect to source inspect lots prior to shipment from Supplier's factory during the initial stages of production or until a reasonable confidence level has been established. Source inspection may be initiated or terminated at Dot Hill's option. Supplier shall permit a Dot Hill employee or representative to visit the factory to source inspect finished lots. Inspection shall be performed and lot acceptance shall be determined in accordance with a pre-agreed upon sample plan. Supplier shall assist the source inspector in unpacking, staging, inspecting, testing, and re-packaging sample units.

          Supplier shall screen rejected lots for discrepant parameter(s) and re-submit them for source inspection.

          Acceptance at source inspection does not limit Supplier's responsibility for failures. Product quality and reliability is at all times the responsibility of the Supplier. If source inspection is required for more than one (1) month, Supplier will incur this expense.

          Supplier shall provide dedicated office space at its facilities for Dot Hill personnel to work, as needed.

        7.2    Supplier Process Audits

          Dot Hill may conduct quality audits of Supplier's and its sub-tiers facility(ies) subject to twenty-four (24) hours advance notice, during normal business hours to determine Supplier's compliance with Dot Hill's quality requirements. These audits will include review of all aspects of the Process including without limitation FA. The Supplier will also have a documented procedure including frequency of audits of its sub-tier suppliers by Product manufacturing site and SQE.

        7.3    FA/Containment/CA Program

          1)    TAT will be measured from the date of receipt of Product at Supplier's facility until Supplier's notification to Dot Hill of containment. Containment is defined as the CA, interim or final, which prevents shipment of Products to Dot Hill that have a risk of reproducing the problems found in the FA. In the event that Products which are analyzed are found to be NTF or are caused by a random component failure, containment will be considered complete when Dot Hill is notified, in writing, of the FA results. Random component failures will be documented by objective evidence of failure rate DPM history within Supplier's processes. In the event containment action is not the final CA, the final action will occur within thirty (30) days after Supplier's receipt of Product.

          2)    The TAT requirement hereunder is an average fourteen (14) calendar days from receipt of Product at Supplier to notification to Dot Hill of containment. Dot Hill agrees to expedite the return of Product requiring FA, with the intent that Products being returned for FA will not be held for consolidation.

          3)    Supplier will be responsible for tracking TAT and issuing a weekly summary report to Dot Hill. Supplier will also be responsible for issuing quarterly summary reports which will be used by Dot Hill as supporting data for FA responsiveness scorecard calculations.

          4)    Only Product FA requested by Dot Hill will be used for TAT calculations.

          5)    Dot Hill requires 100% FA on all Products failing in the following processes, and will notify Supplier of the requirement when the Return Material Authorization ("RMA") is requested. An expedited returns path must be identified for priority failures.

  •
  Dot Hill worldwide customer DOAs
  •
  Dot Hill internal Post Pack Audit, where applicable
  •
  Dot Hill-specific qualification testing failures at Dot Hillor at key component suppliers
  •
  Dot Hill Reliability Growth Test (RGT), Qualification, Pilot, Post Pack Audit, ORT and Process Verification Test ("PVT")
  •
  Supplier "Dot Hill Test" (defined as process step for testing Products on Dot Hill systems at Supplier)
  •
  Supplier's last 100% functional test station
  •
  Supplier ORT
  •
  Dot Hill customer escalations

          Supplier shall provide to Dot Hill full details of root cause corrective action results. In the case of escalations, Supplier will need to work directly with Dot Hill's field support staff.

          For all of the above returns, priority FA is required as follows:

          2nd level FA completed within [...***...] after receipt and risk assessment where requested available within [...***...] after receipt.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          These Products will be included in the TAT calculation.

          6)    Dot Hill also requires FA on all trends found within Dot Hill's manufacturing process and critical worldwide customer failures. It is Dot Hill's responsibility to document and provide to Supplier, at the time of RMA request, the serial numbers of Products which require FA.

        7.4    Dot Hill Process Yield/Pareto Reports

          Dot Hill shall review monthly yield and pareto reports from Supplier. Supplier shall at Dot Hill's request, review the reports and investigate any Product in-process for the top three (3) failures listed and advise Dot Hill of the results. Upon request by Dot Hill, Supplier shall provide detailed root cause FA and Supplier pareto information on a weekly basis.

          Quarterly meetings will be conducted to review Supplier's progress in improving its yields. Summaries of this information will be distributed to management in both companies. Dot Hill will use this information as a basis for awarding future business. Refer to Attachment 1 for a detailed list of reports required.

8.0  Request For Quote (RFQ) Package Contents (Enclosure Products)

        Dot Hill's Request for Quote (RFQ) package will contain a complete set of documentation, including all necessary Bills of Material (BOMs), Approved Vendor Lists (AVL), specifications and drawings for components and assemblies. Supplier shall review documents/product Specifications and drawings for manufacturability, verify that the correct engineering level is quoted, and provide a detailed quotation to Dot Hill.

9.0  Supplier Test Systems Program

        As referenced in Sections 5.0 and 6.0 above, Supplier is responsible for both initial and on-going testing to ensure the quality of its products. Where this testing requires the use of Dot Hill Systems, Dot Hill has implemented the "Supplier Test Systems Program." This program enables Supplier to purchase systems at significant savings.

        To be eligible for the above-referenced discounts, Supplier must use these systems exclusively for the testing of Product supplied to Dot Hill.Dot Hill and Supplier agree to work together to determine whether there is a need for Dot Hill systems to be used in the testing process and Dot Hill will at that time provide the program details to Supplier.

EXHIBIT C-1

CUSTOMER SUPPORT QUALITY REQUIREMENTS

1.0  Purpose.

        This exhibit defines Dot Hill's requirements for Supplier's repair quality program and Supplier's responsibilities for testing and repairing Products for Dot Hill. This document will be used in conjunction with the Exhibit B and Exhibit C. For the purpose of this Exhibit C-1, Dot Hill shall mean Dot Hill's Enterprise Services Division.

2.0  Scope.

        This exhibit describes Dot Hill's quality requirements for worldwide repair of Product either by Supplier or by Supplier's authorized third party(ies). Dot Hill's goal is to receive Products from Supplier which are defect free. Therefore Dot Hill will measure Supplier to an average monthly or quarterly yield of [...***...]. This exhibit specifies the Supplier processes required in support of this goal.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.0  Applicable Documents.

  Title:
  Global Cosmetics—Quality—Workmanship Standards
  Engineering Specification for Part Identification Label
  Bar Code Marking Standard for Field Replaceable Units
  Labeling and Packaging Procedure for Repaired FRUs
  Mission Critical Repair Process
  Supplier Repair Data Reporting Specification
  (or applicable Auto Load Specification)
  Supplier Self-Surveillance Requirements

4.0  Dot Hill Audit Program.

        4.1    Initial Facility Qualification.

          Dot Hill may require an initial facility qualification audit prior to permitting shipment of Repaired Product. This audit will cover all repair and business processes. Prior to the audit, Supplier will be required to complete the Dot Hill Audit Questionnaire, which will be provided by Dot Hill.

        4.2    Move and/or New Product Introduction Audit.

          If Supplier moves a repair line, a repair facility, or starts up a new Product repair line in a previously requested facility, Dot Hill will permit shipment of Repaired Product from that facility only upon Dot Hill's written approval, such approval not to be unreasonably withheld, delayed or conditioned. In most cases, Dot Hill will require an on site audit of the facility prior to providing approval.

        4.3    Biennial Survey.

          Dot Hill may perform qualification audits of each repair site every other year. This audit will cover all repair and business processes. Prior to the audit, Supplier will be required to complete the Dot Hill Audit Questionnaire, which will be provided by Dot Hill.

        4.4    Random Audits.

          Dot Hill may at any time conduct an audit of Supplier's repair facility(ies) during normal business hours to determine compliance with Dot Hill's requirements.

5.0  Supplier Process Requirements.

        5.1    Functional Performance.

          Functional performance is defined in the Specifications corresponding to the Dot Hill FRU part numbers identified in Exhibit B-5 of Exhibit B or in the system level specifications.

        5.2    Process Commonality.

          Supplier shall have the capability to control and make common across all repair locations, any and all processes that could affect Product quality or the fulfillment of Dot Hill requirements. These processes may include but are not limited to:

  •
  Configuration control

  •
  Minimum acceptable level

  •
  Test equipment and software

  •
  Process instructions

  •
  Labeling

  •
  Closed Loop Corrective Action ("CLCA")

  •
  Packaging

  •
  Inspection criteria

  •
  Finished goods and raw inventory planning

  •
  Engineering Change Order ("ECO") implementation

  •
  Continuous improvement

  •
  Process change control

  •
  Deviations

  •
  Stop ships/purges

        5.3    Multiple Returns.

          Multiple returns means Product identified by serial and part number returned with a similar reproducible failure symptom [...***...] or more times, unless otherwise specified, during any [...***...] period as reported by Dot Hill or the Supplier's testing. Supplier shall have the capability to recognize, monitor, analyze and take corrective action on Multiple Returns repaired by Supplier or Supplier authorized third party(ies). Dot Hill and Supplier shall agree on a means to measure performance in this area and report as defined in Article 8 below. Dot Hill and Supplier will mutually determine if the returned Product should be repaired or replaced.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Returns for ECO upgrade only and not due to field failure will not be considered in the Multiple Return count.

        5.4    Quality System.

          Supplier shall maintain a documented quality system consistent with the requirements set forth in the ISO 9000 standards. The intent of this quality system is to provide for business and repair processes which are repeatable, sustainable and capable of meeting Dot Hill's quality, cost and delivery goals.

        5.5    Root Cause Failure Analysis.

          Supplier shall have the capability to perform root cause and failure analysis and report findings in a timely manner, as shown below or as stated in Dot Hill's request, and to effectively capture and route Product requiring root cause analysis from identified defects or customer requests. Supplier shall maintain and track accurate and detailed records of all such failure analysis performed. Measurement for Failure Analysis ("FA") response is based on the date of receipt of the defective unit requiring FA by the supplier.

          5.5.1    FA on identified defects is required with corrective action within [...***...] after discovery of the defect.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          5.5.2    Notification of the requirement for a root cause analysis may be provided to Supplier by phone, email, voicemail or fax prior to or after the return of the defective Product for repair.

          5.5.3    Reasonable requests for FA generated by Dot Hill's Corrective & Preventive Action System ("CPAS") require complete FA and written response via email or a mailed report within [...***...] after Supplier's receipt of the defective unit.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  Failure Analysis requirements:

            a.    Duplication of the failure on all Products.

            b.    Sub-assembly that has failed (except for board Products).

            c.    Component on the sub-assembly that has failed.

            d.    Reason for the component failure, if required by Dot Hill, within thirty (30) days after determination of component failure.

        5.6    Supplier Corrective Action Request ("SCAR").

          Supplier shall maintain a CLCA process for reactive events (defects) as well as continuous improvement efforts. Any SCAR issued by Dot Hill must be addressed by Supplier within Supplier's CLCA process. SCARs may be issued as a result of events which include, but are not limited to, an audit finding, quality defect, process failure. Supplier will respond to SCARs in accordance with the time frames specified in the applicable SCAR.

        5.7    Cosmetics.

          Supplier shall comply with the requirements specified in Dot Hill's Global Cosmetics—Quality—Workmanship specifications.

        5.8    Labeling/Packaging.

          Supplier shall comply with the requirements specified in Dot Hill's Engineering Specification for Part Identification Label; Bar Code Marking Standard for Field Replaceable Units; and

  Labeling and Packaging Procedure for Repaired FRUs, for all reworked/repaired FRUs or new units shipped to replace FRU failures.

        5.9    Mission Critical.

          Products/FRUs which are Mission Critical will be designated as such in Exhibit B-5 with the initials "MC" after the part number. All parts designated as Mission Critical must be complaint with the Mission Critical Process and report data provided by Supplier in the format specified in Supplier Guidelines.

6.0  Supplier Notification Requirements.

        6.1    Stop Ships and Purges.

          Supplier shall notify Dot Hill in writing of any discrepancy in Product quality which may have a detrimental effect on previously shipped Product or which may result in a stop ship or purge. Supplier will make recommendations regarding the disposition of this material. and Supplier agrees, at Dot Hill's request, to sort and rework all material at Supplier locations. Costs associated with stop ship and purge activity, attributable to Supplier, will be borne by Supplier. Costs not attributable to Supplier will be borne by Dot Hill.

        6.2    Repair Process Change Notification.

          In the event the Supplier desires to change the fundamental repair process in such a way that may impact form, fit, function, quality, reliability, serviceability, or safety, Supplier shall notify Dot Hill in writing within a reasonable period (no less than [...***...] prior to the Effective Date. Examples of changes which require notification include, but are not limited to:

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  •
  Major test equipment or procedures,

  •
  Major repair processes,

  •
  Burn-in time of environment,

  •
  Repair locations,

  •
  Final acceptance criteria,

  •
  Packaging,

  •
  Re-layout or relocation of a repair line within a facility, and

  •
  Cosmetic criteria.

          Supplier agrees to provide verbal notification to the Dot Hill Supplier Engineer, within [...***...] of all other significant repair process changes that do not affect form, fit, function, serviceability or safety. Supplier shall implement such changes in the process only if collected data verifies that quality and reliability levels would be sustained or improved. Said data will be made available for Dot Hill review upon request.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        6.3    ECOs.

          Supplier shall have the capability to manage ECOs throughout all repair and stocking locations and implement such ECOs in a timely manner.

          Supplier will integrate its ECO and field change/notification processes with that of Dot Hill's, for example Dot Hill's ECO, FIN, and FCO processes, so that all changes made to a Product are communicated to Dot Hill in a timely and effective manner to a Dot Hill specified web site or alternative location in accordance with the requirements of this Agreement.

          Upon Dot Hill's request, and at Dot Hill's expense, Supplier will provide documentation, tools and parts needed to implement ECOs at Dot Hill or Dot Hill's TPRSs.

7.0  Quality Monitoring and Verification Requirements.

        7.1    Self Surveillance.

          It is Dot Hill's goal to implement Supplier Self-Surveillance where feasible. The Supplier shall have a system of controls in place which assures consistent high quality repair and handling of Dot Hill Products. This will include a means of tracking, analyzing, and continuously improving post process quality results. The Supplier Self-Surveillance Requirements are outlined in the Supplier Guidelines.

        7.2    Incoming Inspection.

          7.2.1    Self-Surveillance Implemented.

            Dot Hill may perform incoming inspections and testing of Repaired Products consisting of a functional test according to a Dot Hill test procedure and/or a visual/mechanical inspection. The sample size may be adjusted at Dot Hill's discretion and may be based upon the Supplier's Self-Surveillance quality level attained as described in the Supplier Guidelines.

          7.2.2    Self-Surveillance Not Implemented.

            Dot Hill may utilize its monthly incoming inspection results as the Supplier's quality performance measurement. Acceptance at incoming inspection does not limit Supplier's responsibilities for Product failures.

          7.2.3    Supplier shall maintain an internal continuous improvement plan to demonstrate how it will achieve the DPM goal set forth in Article 2 above.

        7.3    NTF Testing.

          All tests to be used for NTF testing will be those tests used in the production process unless otherwise mutually agreed. The results of these tests will be used to determine applicable NTF charges.

8.0  Reports and Data.

        8.1    Monthly Quality Report.

          Supplier shall submit a monthly quality report to Dot Hill covering three distinct categories:

  •
  Receiving and/or source inspection performed and reported by Dot Hill.

  •
  Multiple Returns (see Section 5.3).

  •
  Self Surveillance by Supplier (see Section 7.1).

  •
  For each of these categories, the report shall include:

  •
  Performance trend.

  •
  Pareto analysis of defects based on root cause determination.

  •
  Listing and status of suitable corrective actions, recovery plans and/or improvement plans.

  •
  Detail by serial number of defects and associated analysis.

          Supplier is responsible for correlation analysis across the three categories in order to identify common issues. The report shall be summarized at the worldwide level and delineated as appropriate to clearly identify areas requiring corrective action.

        8.2    Repair Data Reporting.

          Supplier shall comply with the requirements specified in Supplier Repair Data Reporting Specification.

        8.3    Monthly Business Reporting.

          Supplier shall be able to generate and provide to Dot Hill the following reports on a monthly basis.

    •
    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    •
    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    •
    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    •
    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    •
    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        8.4    Quarterly Business Reporting.

          Supplier shall be able to generate and provide to Dot Hill the following reports on a quarterly basis.

    •
    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    •
    [...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        8.5    Informational Updates.

          Supplier will provide updates to the following items specifically as they relate to Repair Services as part of the regularly scheduled meetings between Dot Hill and Supplier:

            a.    State of the Supplier's business;

            b.    Any planned expansions, additions or moves;

            c.    Any new state of the art processes being implemented;

            d.    Additional capabilities;e. ISO 9000 compliance plan achievement; and

            f.      Training for service, both internal and external (Supplier's contractors).

        8.6    Additional Information.

          If requested by Dot Hill, Supplier shall provide within five (5) working days on hand defective inventory status by Dot Hill part number.If Supplier's performance falls below [...***...], additional reports may be required by Dot Hill. The format of such reports will be as mutually agreed to by both parties.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.0  Scrap.

        If scrap costs are not the sole responsibility of Supplier, Supplier shall request direction from Dot Hill as to the disposition of scrap material. All material that is pending disposition shall be segregated from good stock and placed in a holding location. Upon receipt of written instructions from Dot Hill as to whether Dot Hill elects to exercise option a. or b. below, Supplier shall:

          a.    Ship the scrap Dot Hill material to the Dot Hill designated location at Dot Hill's expense; or

          b.    Destroy said material and provide Dot Hill with a Certificate of Destruction.

EXHIBIT D

DEMAND REPLENISHMENT PROGRAM

[...***...]

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT A
DEMAND REPLENISHMENT PRODUCTS

Raw Materials:

Part Number	Product Description
TBD.

Finished Goods:

Sun Part Number	Product Description
[...***...]	[...***...]

QuickLinks

MANUFACTURING AGREEMENT
Background
Agreement Components
GENERAL TERMS AND CONDITIONS
AWARD LETTER
EXHIBIT A ELECTRONIC DATA INTERCHANGE (EDI) TERMS
Exhibit B Customer Support Provisions
Exhibit B-1 Supplier's Repair Facilities
Exhibit B-2 Not Used
Exhibit B-3 NTF Charges
Exhibit B-4 Out of Warranty Repair
EXHIBIT C SUPPLIER'S QUALITY PROGRAM
EXHIBIT C-1 CUSTOMER SUPPORT QUALITY REQUIREMENTS
EXHIBIT D DEMAND REPLENISHMENT PROGRAM
ATTACHMENT A DEMAND REPLENISHMENT PRODUCTS